Exhibit 10.5

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

PUBLIC HEALTH SERVICE

COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
FOR EXTRAMURAL-PHS CLINICAL RESEARCH

This Agreement is based on the model Cooperative Research and Development Agreement (“CRADA”) adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this CRADA:

The U.S. Department of Health and Human Services, as represented by the National Cancer Institute
an Institute, Center, or Division (hereinafter referred to as the “ICD”) of the
National Institute of Health

and

BN ImmunoTherapeutics, Inc.,
hereinafter referred to as the “Collaborator”,
having offices at 2425 Garcia Avenue, Mountain View, CA 94043, created and operating under the laws of Delaware.

PHS ECT-CRADA	Case Ref. No.	MODEL ADOPTED June 18, 2009

COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
FOR EXTRAMURAL-PHS CLINICAL RESEARCH

Article 1.                                            Introduction

This CRADA between ICD and Collaborator will be effective when signed by the Parties, which are identified on both the Cover Page and the Signature Page (page 22).  The official contacts for the Parties are identified on the Contacts Information Page (page 23), Publicly available information regarding this CRADA appears on the Summary Page (page 24).  The research and development activities that will be undertaken by ICD, ICD’s contractors or grantees, and Collaborator in the course of this CRADA are detailed in the Research Plan, attached as Appendix A.  The staffing, funding, and materials contributions of the Parties are set forth in Appendix B.  Any changes to the model CRADA arc set forth in Appendix C.

Article 2.                                            Definitions

The terms listed in this Article will carry the meanings indicated throughout the CRADA.  To the extent a definition of a term as provided in this Article is inconsistent with a corresponding definition in the applicable sections of either the United States Code (U.S.C.) or the Code of Federal Regulations (C.F.R.), the definition in the U.S.C. or C.F.R. will control.

“Adverse Drug Experience” or “ADE” means an Adverse Event associated with the use of the Test Article, that is, an event where there is a reasonable possibility that the Test Article may have caused the event (a relationship between the Test Article and the event cannot be ruled out), in accordance with the definitions of 21 C.F.R. Part 310, 305, or 312, or other applicable regulations.

“Adverse Event” or “AE” means any untoward medical occurrence in a Human Subject administered Test Article.  An AE does not necessarily have a causal relationship with the Test Article, that is, it can be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of the Test Article, whether or not it is related to it.  See FDA Good Clinical Practice Guideline (International Conference on Harmonisation (ICH) E6: “Good Clinical Practice: Consolidated Guidance, 62 Federal Register 25, 691 (1997)).

“Affiliate” means any corporation or other business entity controlled by, controlling, or under common control with Collaborator at any time during the term of the CRADA.  For this purpose, “control” means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or at least fifty percent (50%) interest in the income of the corporation or other business entity.

“Annual Report” means the report of progress of an IND-associated investigation that the Sponsor must submit to the FDA within sixty (60) days of the anniversary of the effective date of the IND (pursuant to 21 C.F.R. § 312.33).

“Background Invention” means an Invention conceived and first actually reduced to practice before the Effective Date.

“Clinical Data in ICD’s Possession and Control” means all Raw Data that ICD employees create directly; and all copies of Raw Data and Summary Data that ICD obtains from Clinical Investigators or contractors performing CRADA activities.

“Clinical Investigator” means, in accordance with 21 C.F.R. § 312.3, an individual who actually conducts a clinical investigation, that is, who directs the administration or dispensation of Test Article to a subject, and who assumes responsibility for studying Human Subjects, for recording and ensuring the integrity of research data, and for protecting the welfare and safety of Human Subjects.

“Clinical Research Site(s)” means the site(s) at which the Protocol(s) described in the Research Plan will be performed.

“Collaborator Materials” means all tangible materials not first produced in the performance of this CRADA that are owned or controlled by Collaborator and used in the performance of the Research Plan.  The term “Collaborator Materials” does not include “Test Article” (defined below).

“Confidential Information” means confidential scientific, business, financial information, or Identifiable Private Information provided that Confidential Information does not include:

(a)                     information that is publicly known or that is available from public sources;

(b)                     information that has been made available by its owner to others without a confidentiality obligation;

(c)                      information that is already known by the receiving Party, or information that is independently created or compiled by the receiving Party without reference to or use of the provided information; or

(d)                     information that relates to potential hazards or cautionary warnings associated with the production, handling, or use of the subject matter of the Research Plan.

“Cooperative Research and Development Agreement” or “CRADA” means this Agreement, entered into pursuant to the Federal Technology Transfer Act of 1986, as amended (15 U.S.C. §§ 3710a et seq.), and Executive Order 12591 of April 10, 1987.

“CRADA Data” means information developed by or on behalf of the Parties in the performance of the Research Plan, excluding Raw Data.

“CRADA Materials” means all tangible materials first produced in the performance of the Research Plan other than CRADA Data.

“CRADA Principal Investigator(s)” or “CRADA PI(s)” means the person(s) designated by the Parties who will be responsible for the scientific and technical conduct of the Research Plan.

“CRADA Subject Invention” means any Invention of either or both Parties, conceived or first actually reduced to practice in the performance of the Research Plan.

“Drug Master File” or “DMF” is described in 21 C.F.R. Part 314.420.  A DMF is a submission to the FDA that may be used to provide confidential detailed information about facilities, processes, or articles used in the manufacturing, processing, packaging, and storing of one or more human drugs.

“Effective Date” means the date of the last signature of the Parties executing this Agreement.

“Government” means the Government of the United States of America.

“Human Subject” means, in accordance with the definition in 45 C.F.R. § 46.102(f), a living individual about whom an investigator conducting research obtains:

(a)                                 data through intervention or interaction with the individual; or

(b)                                 Identifiable Private Information.

“ICD Materials” means all tangible materials not first produced in the performance of this CRADA that are owned or controlled by ICD and used in the performance of the Research Plan.

“IND” means an “Investigational New Drug Application,” filed in accordance with 21 C.F.R. Part 312 under which clinical investigation of an experimental drug or biologic (Test Article) is performed in Human Subjects in the United States or intended to support a United States licensing action.

“Identifiable Private Information” or “IPI” about a Human Subject means private information from which the identity of the subject is or may readily be ascertained.  Regulations defining and governing this information include 45 C.F.R. Part 46 and 21 C.F.R. Part 50.

“Institutional Review Board” or “IRB” means, in accordance with 45 C.F.R. Part 46, 21 C.F.R. part 56, and other applicable regulations, an independent body comprising medical, scientific, and nonscientific members, whose responsibility is to ensure the protection of the rights, safety, and well-being of the Human Subjects involved in a study.

“Invention” means any invention or discovery that is or may be patentable or otherwise protected under Title 35 of the United States Code, or any novel variety of plant which is or may be protectable under the Plant Variety Protection Act, 7 U.S.C. §§ 2321 et seq.

“Investigator’s Brochure” means, in accordance with the definition in 21 C.F.R. § 312.23(a)(5), a document containing information about the Test Article, including animal screening, preclinical toxicology, and detailed pharmaceutical data, including a description of possible risks and side effects to be anticipated on the basis of prior experience with the drug or related drugs, and precautions, such as additional monitoring, to be taken as part of the investigational use of the drug.

“Patent Application” means an application for patent protection for a CRADA Subject Invention with the United States Patent and Trademark Office (“U.S.P.T.O.”) or the corresponding patent-issuing authority of another nation.

“Patent” means any issued United States patent, any international counterpart(s), and any corresponding grant(s) by a non-U.S. government in place of a patent.

“Placebo” means an inactive substance identical in appearance to the material being tested that is used to distinguish between drug action and suggestive effect of the material under study.

“Protocol” means the formal, detailed description of a study to be performed as provided for in the Research Plan.  It describes the objective(s), design, methodology, statistical considerations, and organization of a trial.  For the purposes of this CRADA, the term, Protocol, for clinical research involving Human Subjects, includes any and all associated documents, including informed consent forms, to be provided to Human Subjects and potential participants in the study.

“Raw Data” means the primary quantitative and empirical data first collected from experiments and clinical trials conducted within the scope of this CRADA.

“Research Plan” means the statement in Appendix A of the respective research and development commitments of the Parties.  The Research Plan should describe the provisions for sponsoring the IND, clinical and safety monitoring, and data management.

“Sponsor” means, in accordance with the definition in 21 C.F.R. § 312.3, an organization or individual who assumes legal responsibility for supervising or overseeing clinical trials with Test Articles, and is sometimes referred to as the IND holder.

“Steering Committee” means the research and development team whose composition and responsibilities with regard to the research performed under this CRADA are described in Appendix A.

“Summary Data” means any extract or summary of the Raw Data, generated either by or, on behalf of, ICD or by, or on behalf of, Collaborator.  Summary Data may include extracts or summaries that incorporate IPI.

“Test Article” means, in accordance with 21 C.F.R. § 50.3(j), any drug (including a biological product), medical device, food additive, color additive, electronic product, or any other article subject to regulation under the Federal Food, Drug, and Cosmetic Act that is intended for administration to humans or animals, including a drug or biologic as identified in the Research Plan and Appendix B, that is used within the scope of the Research Plan.  The Test Article may also be referred to as Investigational Agent, Study Material, or Study Product.

Article 3.                                            Cooperative Research and Development

3.1                               Performance of Research and Development.  The research and development activities to be carried out under this CRADA will be performed by the Parties identified on the Cover Page, as well as ICD’s contractors or grantees as described in the Research Plan.  However, ICD’s contractors or grantees are not Parties to the CRADA, and this CRADA does not grant to Collaborator any rights to Inventions made by ICD’s contractors or grantees.  The CRADA PIs will be responsible for coordinating the scientific and technical conduct of this project on behalf of their employers.  Any Collaborator employees who will work at ICD facilities will be required to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

3.2                               Research Plan.  The Parties recognize that the Research Plan describes the collaborative research and development activities they will undertake and that interim research goals set forth in the Research Plan are good faith guidelines.  Should events occur that require modification of these goals, then by mutual agreement the Parties can modify them through an amendment, according to Paragraph 13.6.

3.3                               Use and Disposition of Collaborator Materials and ICD Materials.  The Parties agree to use Collaborator Materials and ICD Materials only in accordance with the Research Plan and Protocol(s), not to transfer these materials to third parties except in accordance with the Research Plan and Protocol(s) or as approved by the owning or providing Party, and, upon expiration or termination of the CRADA, to dispose of these materials as directed by the owning or providing Party.

3.4                               Third-Party Rights in Collaborator’s CRADA Subject Inventions.  If Collaborator has received (or will receive) support of any kind from a third party in exchange for rights in any of Collaborator’s CRADA Subject Inventions, Collaborator agrees to ensure that its obligations to the third party are both consistent with Articles 6 through 8 and subordinate to Article 7 of this CRADA.

3.5                               Disclosures to ICD.  Prior to execution of this CRADA, Collaborator agrees to disclose to ICD all instances in which outstanding royalties are due under a PHS license agreement and in which Collaborator had a PHS license terminated in accordance with 37 C.F.R. § 404.10.  These disclosures will be treated as Confidential Information upon request by Collaborator in accordance with the definition in Article 2 and Paragraphs 8.3 and 8.4.

3.6                               Clinical Investigator Responsibilities.  The Clinical Investigator will be required to submit, or to arrange for submission of, each Protocol associated with this CRADA to all appropriate IRBs, and for ensuring that the IRBs are notified of the role of Collaborator in the research.  In addition to the Protocol all associated documents, including informational documents and advertisements, must be reviewed and approved by the appropriate IRB(s) before starting the research at each Clinical Research Site.  The research will be done in strict accordance with the Protocol(s) and no substantive changes in a finalized Protocol will be made unless mutually agreed upon, in writing, by the Parties.  Research will not commence (or will continue unchanged, if already in progress) until each substantive change to a Protocol, including those required by either the FDA or the IRB, has been integrated in a way acceptable to the Parties, submitted to the FDA (if applicable) and approved by the appropriate IRBs.

3.7                               Investigational Applications.

3.7.1                     If an IND is required either ICD or Collaborator, as indicated in the Research Plan, will submit an IND, and all Clinical Investigators must have completed registration documents on file (1572 forms).

3.7.2                     If ICD elects to file its own IND, Collaborator agrees to provide ICD background data and information necessary to support the IND.  Collaborator further agrees to provide a letter of cross-reference to all pertinent regulatory filings sponsored by Collaborator.  Collaborator’s employees will be reasonably available to respond to inquiries from the FDA regarding information and data contained in the Collaborator’s IND, DMF, other filings, or other information and data provided to ICD by the Collaborator pursuant to this Article 3.  If ICD has provided information or data to assist Collaborator in its IND filing, ICD will provide a letter of cross reference to its IND and respond to inquiries related to information provided by ICD, as applicable.

3.7.3                     If Collaborator supplies Confidential Information to ICD in support of an IND filed by ICD, this information will be protected in accordance with the corresponding confidentiality provisions of Article 8.

3.7.4                     Collaborator may sponsor its own clinical trials and hold its own IND for studies performed outside the scope of this CRADA.  These studies, however, should not adversely affect the ability to accomplish the goal of the Research Plan, for example, by competing for the same study population.  All data from those clinical trials are proprietary to Collaborator for purposes of this CRADA.

3.8                               Test Article Information and Supply.  Collaborator agrees to provide ICD without charge and on a schedule that will ensure adequate and timely performance of the research, a sufficient quantity of formulated and acceptably labeled, clinical-grade Test Article (and, as required by the Protocol(s), Placebo) to complete the clinical trial(s) agreed to and approved under this CRADA.  Collaborator will provide a Certificate of

Analysis to ICD for each lot of the Test Article provided.

3.9                               Test Article Delivery and Usage.  Collaborator will ship the Test Article and, if required, Placebo to ICD or its designee in containers marked in accordance with 21 C.F.R. § 312.6.  ICD agrees that the Clinical Investigators will keep appropriate records and take reasonable steps to ensure that the Test Article is used in accordance with the Protocol(s) and applicable FDA regulations.  In addition, ICD agrees that the Test Article (and all Confidential Information supplied by Collaborator relating to the Test Article) will be used solely for the conduct of the CRADA research and development activities.  Furthermore, ICD agrees that no analysis or modification of the Test Article will be performed without Collaborator’s prior written consent.  At the completion of the Research Plan, any unused quantity of Test Article will be returned to Collaborator or disposed as directed by Collaborator.  Pharmacy contacts at ICD or its designee will be determined by ICD and communicated to Collaborator.

3.10                        Monitoring.

3.10.1              The Sponsor or its designee will be primarily responsible for monitoring clinical sites and for assuring the quality of all clinical data, unless otherwise stated in the Research Plan.  Monitoring will comply with FDA Good Clinical Practice (International Conference on Harmonisation (ICH) E6: “Good Clinical Practice: Consolidated Guidance; 62 Federal Register 25, 691 (1997)).  The other Party may also perform quality assurance oversight.  The monitor will communicate significant Protocol violations and submit documentation of monitoring outcomes on Protocol insufficiencies to the other Party in a timely manner.

3.10.2              Subject to the restrictions in Article 8 concerning IPI, and with reasonable advance notice and at reasonable times, ICD will permit Collaborator or its designee(s) access to clinical site(s) to monitor the conduct of the research, as well as to audit source documents containing Raw Data, to the extent necessary to verify compliance with FDA Good Clinical Practice and the Protocol(s).

3.11                        FDA Meetings/Communications.  All meetings with the FDA concerning any clinical trial within the scope of the Research Plan will be discussed by Collaborator and ICD in advance.  Each Party reserves the right to take part in setting the agenda for, to attend, and to participate in these meetings.  The Sponsor will provide the other Party with copies of FDA meeting minutes, all transmittal letters for IND submissions, IND safety reports, formal questions and responses that have been submitted to the FDA, Annual Reports, and official FDA correspondence, pertaining either to the INDs under this CRADA or to the Clinical Investigators on Protocols performed in accordance with the Research Plan, except to the extent that those documents contain the proprietary information of a third party or dissemination is prohibited by law.

Article 4.                                            Reports

4.1                               Interim Research and Development Reports.  The CRADA PIs should exchange information regularly, in writing.  This exchange may be accomplished through meeting minutes, detailed correspondence, circulation of draft manuscripts, Steering Committee reports, copies of Annual Reports and any other reports updating the progress of the CRADA research.  However, the Parties must exchange updated Investigator’s Brochure, formulation and preclinical data, and toxicology findings, as they become available.

4.2                               Final Research and Development Reports.  The Parties will exchange final reports of their results within six (6) months after the expiration or termination of this CRADA.  These reports will set forth the technical progress made; any publications arising from the research; and the existence of invention disclosures of potential CRADA Subject Inventions and/or any corresponding Patent Applications.

4.3                               Fiscal Reports.  If Collaborator has agreed to provide funding to ICD under this CRADA and upon the request of Collaborator, then concurrent with the exchange of final research and development reports according to Paragraph 4.2, ICD will submit to Collaborator a statement of all costs incurred by ICD for the CRADA.  If the CRADA has been terminated, ICD will specify any costs incurred before the date of termination for which ICD has not received funds from Collaborator, as well as for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned Collaborator property, for which Collaborator will be responsible.

4.4                               Safety Reports.  In accordance with FDA requirements, the Sponsor will establish and maintain records and submit safety reports to the FDA, as required by 21 C.F.R. § 312.32 and 21 C.F.R. 812.150(b)(1), or other applicable regulations.  In the conduct of research under this CRADA, the Parties will comply with specific ICD guidelines and policies for reporting ADEs and AEs, as well as procedures specified in the Protocol(s).  The Sponsor must provide the other Party with copies of all Safety Reports concurrently with their submission to the FDA, and with any other information affecting the safety of Human Subjects in research conducted under this CRADA.

4.5                               Annual Reports.  The Sponsor will provide the other Party a copy of the Annual Report concurrently with the submission of the Annual Report to the FDA.  Annual Reports will be kept confidential in accordance with Article 8.

Article 5.                                            Staffing, Financial, and Materials Obligations

5.1                               ICD and Collaborator Contributions.  The contributions of any staff, funds, materials, and equipment by the Parties are set forth in Appendix B.  The Federal Technology Transfer Act of 1986, 15 U.S.C. § 3710a(d)(1) prohibits ICD from providing funds to Collaborator for any research and development activities under this CRADA.

5.2                               ICD Staffing.  No ICD employees will devote 100% of their effort or time to the research and development activities under this CRADA.  ICD will not use funds provided by Collaborator under this CRADA for ICD personnel to pay the salary of any permanent ICD employee.  Although personnel hired by ICD using CRADA funds will focus principally on CRADA research and development activities, Collaborator acknowledges that these personnel may nonetheless make contributions to other research and development activities, and the activities will be outside the scope of this CRADA.

5.3                               Collaborator Funding.  Collaborator acknowledges that Government funds received by Collaborator from an agency of the Department of Health and Human Services may not be used to fund ICD under this CRADA.  If Collaborator has agreed to provide funds to ICD then the payment schedule appears in Appendix B and Collaborator will make payments according to that schedule.  If Collaborator fails to make any scheduled payment, ICD will not be obligated to perform any of the research and development activities specified herein or to take any other action required by this CRADA until the funds are received.  ICD will use these funds exclusively for the purposes of this CRADA.  Each Party will maintain separate and distinct current accounts, records, and other evidence supporting its financial obligations under this CRADA and, upon written request, will provide the other Party a Fiscal Report according to Paragraph 4.3, which delineates all payments made and all obligated expenses, along with the Final Research Report described in Paragraph 4.2.

5.4                               Capital Equipment.  Collaborator’s commitment, if any, to provide ICD with capital equipment to enable the research and development activities under the Research Plan appears in Appendix B.  If Collaborator transfers to ICD the capital equipment or provides funds for ICD to purchase it, then ICD will own the equipment.  If Collaborator loans capital equipment to ICD for use during the CRADA, Collaborator will be responsible for paying all costs and fees associated with the transport, installation, maintenance, repair, removal, or disposal of the equipment, and ICD will not be liable for any damage to the equipment.

Article 6.                                            Intellectual Property

6.1                               Ownership of CRADA Subject Inventions, CRADA Data, and CRADA Materials.  Subject to the Government license described in Paragraph 7.5, the sharing requirements of Paragraph 8.1 and the regulatory filing requirements of Paragraph 8.2, the producing Party will retain sole ownership of and title to all CRADA Subject Inventions, all copies of CRADA Data, and all CRADA Materials produced solely by its employee(s).  The Parties will own jointly all CRADA Subject Inventions invented jointly and all CRADA Materials developed jointly.  A PHS contractor’s or grantee’s rights in data it generates will not be affected by this CRADA.

6.2                               Reporting.  The Parties will promptly report to each other in writing each CRADA Subject Invention reported by their respective personnel, and any Patent Applications filed thereon, resulting from the research and development activities conducted under this CRADA.  Each Party will report all CRADA Subject Inventions to the other Party in sufficient detail to determine inventorship, which will be determined in accordance with U.S. patent law.  These reports will be treated as Confidential Information in accordance with Article 8.  Formal reports will be made by and to the Patenting and Licensing Offices identified on the Contacts Information Page herein.

6.3                               Filing of Patent Applications.  Each Party will make timely decisions regarding the filing of Patent Applications on the CRADA Subject Inventions made solely by its employee(s), and will notify the other Party in advance of filing.  Collaborator will have the first opportunity to file a Patent Application on joint CRADA Subject Inventions and will notify PHS of its decision within sixty (60) days of an Invention being reported or at least thirty (30) days before any patent filing deadline, whichever occurs sooner.  If Collaborator fails to notify PHS of its decision within that time period or notifies PHS of its decision not to file a Patent Application, then PHS has the right to file a Patent Application on the joint CRADA Subject Invention.  Neither Party will be obligated to file a Patent Application.  Collaborator will place the following statement in any Patent Application it files on a CRADA Subject Invention: “This invention was created in the performance of a Cooperative Research and Development Agreement with the National Institutes of Health, an Agency of the Department of Health and Human Services.  The Government of the United States has certain rights in this invention.” If either Party files a Patent Application on a joint CRADA Subject Invention, then the filing Party will include a statement within the Patent Application that clearly identifies the Parties and states that the joint CRADA Subject Invention was made under this CRADA.

6.4                               Patent Expenses.  Unless agreed otherwise, the Party filing a Patent Application will pay all preparation and filing expenses, prosecution fees, issuance fees, post issuance fees, patent maintenance fees, annuities, interference expenses, and attorneys’ fees for that Patent Application and any resulting Patent(s).  If a license to any CRADA Subject Invention is granted to Collaborator, then Collaborator will be responsible for all expenses and fees, past and future, in connection with the preparation, filing, prosecution, and maintenance of any Patent Applications and Patents claiming exclusively licensed CRADA Subject Inventions and will be responsible for a pro-rated share, divided equally among all licensees, of those expenses and fees for non-exclusively licensed CRADA Subject Inventions.  Collaborator may waive its exclusive option rights at any time, and incur no subsequent financial obligation for those Patent Application(s) or Patent(s).

6.5                               Prosecution of Patent Applications.  The Party filing a Patent Application will provide the non-filing Party with a copy of any official communication relating to prosecution of the Patent Application within thirty (30) days of transmission of the communication.  Each Party will also provide the other Party with the power to inspect and make copies of all documents retained in the applicable Patent Application or Patent file.  The Parties agree to consult with each other regarding the prosecution of Patent Applications directed to joint CRADA Subject Inventions.  If Collaborator elects to file and prosecute Patent Applications on joint CRADA Subject Inventions, then Collaborator agrees to use the U.S.P.T.O. Customer Number Practice and/or grant PHS a power(s) of attorney (or equivalent) necessary to assure PHS access to its intellectual property rights in these Patent Applications.  PHS and Collaborator will cooperate with each other to obtain necessary signatures on Patent Applications, assignments, or other documents.

Article 7.                                            Licensing

7.1                               Background Inventions.  Other than as specifically stated in this Article 7, nothing in this CRADA will be construed to grant any rights in one Party’s Background Invention(s) to the other Party, except to the extent necessary for the Parties to conduct the research and development activities described in the Research Plan.

7.2                               Collaborator’s License Option to CRADA Subject Inventions.  With respect to Government rights to any CRADA Subject Invention made solely by an ICD employee(s) or made jointly by an ICD employee(s) and a Collaborator employee(s) for which a Patent Application was filed, PHS hereby grants to Collaborator an exclusive option to elect an exclusive or nonexclusive commercialization license.  The license will be substantially in the form of the appropriate model PITS license agreement and will fairly reflect the nature of the CRADA Subject Invention, the relative contributions of the Parties to the CRADA Subject Invention and the CRADA, a plan for the development and marketing of the CRADA Subject Invention, the risks incurred by Collaborator, and the costs of subsequent research and development needed to bring the CRADA Subject Invention to the marketplace.  The field of use of the license will not exceed the scope of the Research Plan.

7.3                               Exercise of Collaborator’s License Option.  To exercise the option of Paragraph 7.2 Collaborator must submit a written notice to the PITS Patenting and Licensing Contact identified on the Contacts Information Page (and provide a copy to the ICD Contact for CRADA Notices) within three (3) months after either (i) Collaborator receives written notice from PHS that the Patent Application has been filed or (ii) the date on which Collaborator files the Patent Application.  The written notice exercising this option will include a completed “Application for License to Public Health Service Inventions” and will initiate a negotiation period that expires nine (9) months after the exercise of the option.  If PHS has not responded in writing to the last proposal by Collaborator within this nine (9) month period, the negotiation period will be extended to expire one (1) month after PHS so responds, during which month Collaborator may accept in writing the final license proposal of PHS.  In the absence of Collaborator’s exercise of the option, or upon election of a nonexclusive license, PHS will be free to license the CRADA Subject Invention to others.  These time periods may be extended at the sole discretion of PHS upon good cause shown in writing by Collaborator.

7.4                               Government License in ICD Sole CRADA Subject Inventions and Joint CRADA Subject Inventions.  Pursuant to 15 U.S.C. § 3710a(b)(1)(A), for CRADA Subject Inventions owned solely by ICD or jointly by ICD and Collaborator, and licensed pursuant to the option of Paragraph 7.2, Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the CRADA Subject Invention or have the CRADA Subject Invention practiced throughout the world by or on behalf of the Government.  In the exercise of this license, the Government will not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. § 552(b)(4) or which would be considered privileged or confidential if it had been obtained from a non-federal party.

7.5                               Government License in Collaborator Sole CRADA Subject Inventions.  Pursuant to 15 U.S.C. § 3710a(b)(2), for CRADA Subject Inventions made solely by an employee of Collaborator, Collaborator grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice the CRADA Subject Invention or have the CRADA Subject Invention practiced throughout the world by or on behalf of the Government for research or other Government purposes.

7.6                               Third Party License.  Pursuant to 15 U.S.C. § 3710a(b)(1)(B), if PHS grants Collaborator an exclusive license to a CRADA Subject Invention made solely by an ICD employee or jointly with a Collaborator employee, the Government will retain the right to require Collaborator to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the CRADA Subject Invention in Collaborator’s licensed field of use on terms that are reasonable under the circumstances; or, if Collaborator fails to grant a license, to grant a license itself.  The exercise of these rights by the Government will only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by federal regulations, and such requirements are not reasonably satisfied by Collaborator; or (iii) Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. § 3710a(c)(4)(B).  The determination made by the Government under this Paragraph is subject to administrative appeal and judicial review under 35 U.S.C. § 203(b).

7.7                               Third-Party Rights In ICD Sole CRADA Subject Inventions.  For a CRADA Subject Invention conceived prior to the Effective Date solely by an ICD employee that is first actually reduced to practice after the Effective Date in the performance of the Research Plan, the option offered to Collaborator in Paragraph 7.2 may be restricted if, prior to the Effective Date, PHS had filed a Patent Application and has either offered or granted a license in the CRADA Subject Invention to a third party.  Collaborator nonetheless retains the right to apply for a license to any such CRADA Subject Invention in accordance with the terms and procedures of 35 U.S.C. § 209 and 37 C.F.R. Part 404.

7.8                               Joint CRADA Subject Inventions Not Exclusively Licensed by Collaborator.  If Collaborator does not acquire an exclusive commercialization license in a joint CRADA Subject Invention in all fields of use then, for those fields of use not exclusively licensed to Collaborator, each Party will have the right to use the joint CRADA Subject Invention and to license its use to others, and each Party will cooperate with the other, as necessary, to fulfill international licensing requirements.  The Parties may agree to a joint licensing approach for any remaining fields of use.

Article 8.                                            Rights of Access and Publication

8.1                               Right of Access to CRADA Data and CRADA Materials.  ICD and Collaborator agree to exchange all CRADA Data and to share all CRADA Materials.  If the CRADA is terminated, both Parties agree to provide CRADA Materials in quantities needed to complete the Research Plan, Such provision will occur before the termination date of the CRADA or sooner, if required by the Research Plan.  If Collaborator possesses any human biological specimens from clinical trials under the CRADA, the specimens must be handled as described in the Protocol or as otherwise directed by ICD before the termination date of the CRADA.

8.2                               Use of CRADA Data and CRADA Materials.  The Parties will be free to utilize CRADA Data and CRADA Materials internally for their own purposes, consistent with their obligations under this CRADA.  ICD may share CRADA Data or CRADA Materials with any contractors, grantees, or agents it has engaged to conduct the CRADA research and development activities, provided the obligations of this Article 8.2 are simultaneously conveyed.  Collaborator may share CRADA Data or CRADA Materials with any contractors, Affiliates, or agents it has engaged to conduct the CRADA research and development activities, provided the obligations of this Article 8.2 are simultaneously conveyed.

8.2.1                     CRADA Data.

Collaborator and ICD will use reasonable efforts to keep CRADA Data confidential until published or until corresponding Patent Applications are filed.  To the extent permitted by law, each Party will have the right to use any and all CRADA Data in and for any regulatory filing by or on behalf of the Party.

8.2.2                     CRADA Materials.

Collaborator and ICD will use reasonable efforts to keep descriptions of CRADA Materials confidential until published or until corresponding Patent Applications are filed.  Collaborator acknowledges that the basic research mission of PHS includes sharing with third parties for further research those research resources made in whole or in part with NIH funding.  Consistent with this mission and the tenets articulated in “Sharing of Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts,” December 1999, available at http://www.ott.nih.gov/policy/research_tool.aspx, following publication either Party may make available to third parties for further research those CRADA Materials made jointly by both PHS and Collaborator.  Notwithstanding the above, if those joint CRADA Materials are the subject of a pending Patent Application or a Patent, or were created using a patent-pending or patented material or technology, the Parties may agree to restrict distribution or freely distribute them.  Either Party may distribute those CRADA Materials made solely by the other Party only upon written consent from that other Party or that other Party’s designee.

8.3                               Confidential Information.  Each Party agrees to limit its disclosure of Confidential Information to the amount necessary to carry out the Research Plan, and will place a confidentiality notice on all this information.  A Party orally disclosing Confidential Information to the other Party will summarize the disclosure in writing and provide it to the other Party within fifteen (15) days of the disclosure.  Each Party receiving Confidential Information agrees to use it only for the purposes described in the Research

Plan.  Either Party may object to the designation of information as Confidential Information by the other Party.

8.4                               Protection of Confidential Information.  Confidential Information will not be disclosed, copied, reproduced or otherwise made available to any other person or entity without the consent of the owning or providing Party except as required by a court or administrative body of competent jurisdiction, or federal law or regulation.  Each Party agrees to use reasonable efforts to maintain the confidentiality of Confidential Information, which will in no instance be less effort than the Party uses to protect its own Confidential Information.  Each Party agrees that a Party receiving Confidential Information will not be liable for the disclosure of that portion of the Confidential Information which, after notice to and consultation with the disclosing Party, the receiving Party determines may not be lawfully withheld, provided the disclosing Party has been given a reasonable opportunity to seek a court order to enjoin disclosure.

8.5                               Human Subject Protection.  The research to be conducted under this CRADA involves Human Subjects or human tissues within the meaning of 45 C.F.R. Part 46, and all research to be performed under this CRADA will conform to applicable federal laws and regulations.  Additional information is available from the HHS Office for Human Research Protections (http://www.hhs.gov/ohrp/).

8.6                               Duration of Confidentiality Obligation.  The obligation to maintain the confidentiality of Confidential Information will expire at the earlier of the date when the information is no longer Confidential Information as defined in Article 2 or three (3) years after the expiration or termination date of this CRADA, except for IN, for which the obligation to maintain confidentiality will extend indefinitely.  Collaborator may request an extension to this term when necessary to protect Confidential Information relating to products not yet commercialized.

8.7                               Publication.  The Parties are encouraged to make publicly available the results of their research and development activities.  Before either Party submits a paper or abstract for publication or otherwise intends to publicly disclose information about a CRADA Subject Invention, CRADA Data, or CRADA Materials, the other Party will have thirty (30) days to review proposed manuscripts and three (3) days to review proposed abstracts to assure that Confidential Information is protected.  Either Party may request in writing that the proposed publication or other disclosure be delayed for up to thirty (30) additional days as necessary to file a Patent Application.

8.8                               Clinical Investigators’ Research and Development Activities.  Although this CRADA does not grant to Collaborator any rights to Inventions made or Raw Data generated by ICD’s contractors or grantees, as they are not parties to this CRADA, ICD) agrees that:

8.8.1                     Subject to the other provisions of Article 8 of this CRADA, ICD will maintain, to the extent permitted by law, all Clinical Data in ICD’s Possession and Control as Confidential Information, and make them available to Collaborator for its own use and for exclusive use in obtaining regulatory approval for the commercial marketing of Test Article and related CRADA Subject Inventions.

8.8.2                     With regard to Collaborator’s Confidential Information, ICD will require the Clinical Investigators to agree to confidentiality provisions at least as restrictive as those provided in this CRADA and to Collaborator’s use of data in accordance with Paragraph 8.8.1 for obtaining regulatory approval for marketing Test Article.

8.8.3                     If Collaborator wants access to Raw Data or any other data in the possession of the Clinical Investigators working with Test Article, Collaborator must first contact the CRADA PI.  Collaborator will bear any costs associated with Raw Data provided in formats customized for Collaborator.

8.8.4                     Collaborator’s right to access Clinical Data in ICD’s Possession and Control under Paragraph 8.8 is dependent upon Collaborator’s continued development and commercialization of Investigational Agent.  If Collaborator fails to continue development or commercialization of Investigational Agent without the transfer of its development efforts to another party within ninety (90) days of discontinuation, ICD has the right to make Clinical Data in ICD’s Possession and Control available to a third party.

Article 9.                                            Representations and Warranties

9.1                               Representations of ICD.  ICD hereby represents to Collaborator that:

9.1.1                     ICD has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that ICD’s official signing this CRADA has authority to do so.

9.1.2                     To the best of its knowledge and belief, neither ICD nor any of its personnel involved in this CRADA is presently subject to debarment or suspension by any agency of the Government which would directly affect its performance of the CRADA.  Should ICD or any of its personnel involved in this CRADA be debarred or suspended during the term of this CRADA, ICD will notify Collaborator within thirty (30) days of receipt of final notice.

9.2                               Representations and Warranties of Collaborator.  Collaborator hereby represents and warrants to ICD that:

9.2.1                     Collaborator has the requisite power and authority to enter into this CRADA and to perform according to its terms, and that Collaborator’s official signing this CRADA has authority to do so.

9.2.2                     Neither Collaborator nor any of its personnel involved in this CRADA, including Affiliates, agents, and contractors are presently subject to debarment or suspension by any agency of the Government.  Should Collaborator or any of its personnel involved in this CRADA be debarred or suspended during the term of this CRADA, Collaborator will notify ICD within thirty (30) days of receipt of final notice.

9.2.3                     Subject to Paragraph 12.3, and if and to the extent Collaborator has agreed to provide funding under Appendix B, Collaborator is financially able to satisfy these obligations in a timely manner.

9.2.4                     The Test Article provided has been produced in accordance with the FDA’s current Good Manufacturing Practice set out in 21 C.F.R. §§ 210-211, and ICH QA7, and meets the specifications cited in the Certificate of Analysis and Investigator’s Brochure provided.

Article 10.                                     Expiration and Termination

10.1                        Expiration.  This CRADA will expire on the last date of the term set forth on the Summary Page.  In no case will the term of this CRADA extend beyond the term indicated on the Summary Page unless it is extended in writing in accordance with Paragraph 13.6.

10.2                        Termination by Mutual Consent.  ICD and Collaborator may terminate this CRADA at any time by mutual written consent.

10.3                        Unilateral Termination.  Either ICD or Collaborator may unilaterally terminate this CRADA at any time by providing written notice at least sixty (60) days before the desired termination date.  ICD may, at its option, retain funds transferred to ICD before unilateral termination by Collaborator for use in completing the Research Plan.  If Collaborator terminates this Agreement before the completion of all approved or active Protocol(s), then Collaborator will supply enough Test Article (and Placebo, if applicable) to complete these Protocol(s) unless termination is for safety concerns.

10.4                        Funding for ICD Personnel.  If Collaborator has agreed to provide funding for ICD personnel and this CRADA is mutually or unilaterally terminated by Collaborator before its expiration, then Collaborator agrees that funds for that purpose will be available to ICD for a period of six (6) months after the termination date or until the expiration date of the CRADA, whichever occurs sooner.  If there are insufficient funds to cover this expense, Collaborator agrees to pay the difference.

10.5                        New Commitments.  Neither Party will incur new expenses related to this CRADA after expiration, mutual termination, or a notice of a unilateral termination and will, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.  Collaborator acknowledges that ICD will have the authority to retain and expend any funds for up to one (1) year subsequent to the expiration or termination date to cover any unpaid costs obligated during the term of the CRADA in undertaking the research and development activities set forth in the Research Plan.

10.6                        Collaborator Failure to Continue Development.  If Collaborator suspends development of the Test Article without the transfer of its active development efforts, assets, and obligations to a third party within ninety (90) days of discontinuation, Collaborator agrees that ICD may continue developing the Test Article.  In that event, the following will apply:

10.6.1              Collaborator agrees to transfer to ICD all information necessary to enable ICD to contract for the manufacture of the Test Article and, unless abandoned for reasons relating to safety as determined by the data safety monitoring board, to provide the Test Article (and Placebo, if any) in Collaborator’s inventory to ICD.

10.6.2              Further, Collaborator hereby grants to ICD a nonexclusive, irrevocable, worldwide, paid-up license to practice, or have practiced for or on behalf of the Government, any Background Invention that Collaborator may currently have or will obtain on the Test Article, its manufacture, or on any method of using the Test Article for the indication(s) described in the Research Plan, including the right to sublicense to third parties.

Article 11.                                     Disputes

11.1                        Settlement.  Any dispute arising under this CRADA which is not disposed of by agreement of the CRADA Principal Investigators will be submitted jointly to the signatories of this CRADA.  If the signatories, or their designees, are unable to jointly resolve the dispute within thirty (30) days after notification thereof, the Assistant Secretary for Health (or his/her designee or successor) will propose a resolution.  Nothing in this Paragraph will prevent any Party from pursuing any additional administrative remedies that may be available and, after exhaustion of such administrative remedies, pursuing all available judicial remedies.

11.2                        Continuation of Work.  Pending the resolution of any dispute or claim pursuant to this Article 11, the Parties agree that performance of all obligations will be pursued diligently.

Article 12.                                     Liability

12.1                        NO WARRANTIES.  EXCEPT AS SPECIFICALLY STATED IN ARTICLE 9, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION OR MATERIAL, WHETHER TANGIBLE OR INTANGIBLE, MADE OR DEVELOPED UNDER OR OUTSIDE THE SCOPE OF THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION OR MATERIAL, OR THAT A TECHNOLOGY UTILIZED BY A PARTY IN THE PERFORMANCE OF THE RESEARCH PLAN DOES NOT INFRINGE ANY THIRD-PARTY PATENT RIGHTS.

12.2                        Indemnification and Liability.  Collaborator agrees to hold the Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by Collaborator for any purpose of the CRADA Data, CRADA Materials or CRADA Subject Inventions produced in whole or part by ICD employees under this CRADA, unless due to the negligence or willful misconduct of ICD, its employees, or agents.  The Government has no statutory authority to indemnify Collaborator.  Each Party otherwise will be liable for any claims or damages it incurs in connection with this CRADA, except that ICD, as an agency of the Government, assumes liability only to the extent provided under the Federal Tort Claims Act, 28 U.S.C. Chapter 171.

12.3                        Force Majeure.  Neither Party will be liable for any unforeseeable event beyond its reasonable control and not caused by its own fault or negligence, which causes the Party to be unable to perform its obligations under this CRADA, and which it has been unable to overcome by the exercise of due diligence.  If a force majeure event occurs, the Party unable to perform will promptly notify the other Party.  It will use its best efforts to resume performance as quickly as possible and will suspend performance only for such period of time as is necessary as a result of the force majeure event.

Article 13.                                     Miscellaneous

13.1                        Governing Law.  The construction, validity, performance and effect of this CRADA will be governed by U.S. federal law, as applied by the federal courts in the District of Columbia.  If any provision in this CRADA conflicts with or is inconsistent with any U.S. federal law or regulation, then the U.S. federal law or regulation will preempt that provision.

13.2                        Compliance with Law.  ICD and Collaborator agree that they will comply with, and advise any contractors, grantees, or agents they have engaged to conduct the CRADA research and development activities to comply with, all applicable Executive Orders, statutes, and HHS regulations relating to research on human subjects (45 C.F.R. Part 46, 21 C.F.R. Parts 50 and 56) and relating to the appropriate care and use of laboratory animals (7 U.S.C. §§ 2131 et seq.; 9 C.F.R. Part 1, Subchapter A).  ICD and Collaborator will advise any contractors, grantees, or agents they have engaged to conduct clinical trials for this CRADA that they must comply with all applicable federal regulations for the protection of Human Subjects, which may include the Standards for Privacy of Individually Identifiable Health Information set forth in 45 C.F.R. Part 164.  Collaborator agrees to ensure that its employees, contractors, and agents who might have access to a “select agent or toxin” (as that term is defined in 42 C.F.R. §§ 73.4-73.5) transferred from ICD is properly licensed to receive the “select agent or toxin.”

13.3                        Waivers.  None of the provisions of this CRADA will be considered waived by any Party unless a waiver is given in writing to the other Party.  The failure of a Party to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, will not be deemed a waiver of any rights of any Party.

13.4                        Headings.  Titles and headings of the articles and paragraphs of this CRADA are for convenient reference only, do not form a part of this CRADA, and will in no way affect its interpretation.

13.5                        Severability.  The illegality or invalidity of any provisions of this CRADA will not impair, affect, or invalidate the other provisions of this CRADA.

13.6                        Amendments.  Minor modifications to the Research Plan may be made by the mutual written consent of the CRADA Principal Investigators.  Substantial changes to the CRADA, extensions of the term, or any changes to Appendix C will become effective only upon a written amendment signed by the signatories to this CRADA or by their representatives duly authorized to execute an amendment.  A change will be considered substantial if it directly expands the range of the potential CRADA Subject Inventions, alters the scope or field of any license option governed by Article 7, or requires a significant increase in the contribution of resources by either Party.

13.7                        Assignment.  Neither this CRADA nor any rights or obligations of any Party hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party.  The Collaborator acknowledges the applicability of 41 U.S.C. § 15, the Anti Assignment Act, to this Agreement.  The Parties agree that the identity of the Collaborator is material to the performance of this CRADA and that the duties under this CRADA are nondelegable.

13.8                        Notices.  All notices pertaining to or required by this CRADA will be in writing, signed by an authorized representative of the notifying Party, and delivered by first class, registered, or certified mail, or by an express/overnight commercial delivery service, prepaid and properly addressed to the other Party at the address designated on the Contacts Information Page, or to any other address designated in writing by the other Party.  Notices will be considered timely if received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier.  Notices regarding the exercise of license options will be made pursuant to Paragraph 7.3.  Either Party may change its address by notice given to the other Party in the manner set forth above.

13.9                        Independent Contractors.  The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners.  Each Party will maintain sole and exclusive control over its personnel and operations.

13.10                 Use of Name; Press Releases.  By entering into this CRADA, the Government does not directly or indirectly endorse any product or service that is or will be provided, whether directly or indirectly related to either this CRADA or to any patent or other intellectual-property license or agreement that implements this CRADA by Collaborator, its successors, assignees, or licensees.  Collaborator will not in any way state or imply that the Government or any of its organizational units or employees endorses any product or services.  Each Party agrees to provide proposed press releases that reference or rely upon the work under this CRADA to the other Party for review and comment at least five (5)

business days before publication.  Either Party may disclose the Title and Abstract of the CRADA to the public without the approval of the other Party.

13.11                 Reasonable Consent.  Whenever a Party’s consent or permission is required under this CRADA, its consent or permission will not be unreasonably withheld.

13.12                 Export Controls.  Collaborator agrees to comply with U.S. export law and regulations.  If Collaborator has a need to transfer any CRADA Materials made in whole or in part by ICD, or ICD Materials, or ICD’s Confidential Information to a person located in a country other than the United States, to an Affiliate organized under the laws of a country other than the United States, or to an employee of Collaborator in the United States who is not a citizen or permanent resident of the United States, Collaborator will acquire any and all necessary export licenses and other appropriate authorizations.

13.13                 Entire Agreement.  This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.

13.14                 Survivability.  The provisions of Paragraphs 3.3, 3.4, 3.8, 4.2, 4.3, 5.3, 5.4, 6.1-9.2, 10.3-10.6, 11.1, 11.2, 12.1-12.3, 13.1-13.3, 13.7, 13.10 and 13.14 will survive the expiration or early termination of this CRADA.

SIGNATURES BEGIN ON THE NEXT PAGE

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Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

SIGNATURE PAGE

ACCEPTED AND AGREED

BY EXECUTING THIS AGREEMENT, EACH PARTY REPRESENTS THAT ALL STATEMENTS MADE HEREIN ARE TRUE, COMPLETE, AND ACCURATE TO THE BEST OF ITS KNOWLEDGE.  COLLABORATOR ACKNOWLEDGES THAT IT MAY BE SUBJECT TO CRIMINAL, CIVIL, OR ADMINISTRATIVE PENALTIES FOR KNOWINGLY MAKING A FALSE, FICTITIOUS, OR FRAUDULENT STATEMENT OR CLAIM.

FOR ICD:

[***]	9/9/11
[***]	Date
Deputy Director, NCI

FOR COLLABORATOR:

[***]	10/3/11
[***]	Date

President and Chief Executive Officer

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Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

CONTACTS INFORMATION PAGE

CRADA Notices

For ICD:	For Collaborator:

Technology Transfer Center	[***]
National Cancer institute	President and CEO
6120 Executive Blvd., Suite 450	BN ImmunoTherapeutics, Inc.
Rockville, MD 20852-7181	2425 Garcia Avenue
Phone: 301-496-0477	Mountain View, CA 94043
Fax: 301-402-2117	Phone: [***]
Fax: [***]

Patenting and Licensing

For ICD:	For Collaborator (if separate from above):

Division Director, Division of Technology Development and Transfer	Same as above
NIH Office of Technology Transfer
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804
Tel: 301-496-7057
Fax: 301-402-0220

Delivery of Materials Identified In Appendix B (if any)

For ICD:	For Collaborator:

[***]	[***]
10 Center Drive, MSC 1750	Vice President, Clinical Operations
Building 10, Room 8B09	BN ImmunoTherapeutics, Inc.
Bethesda, MD 20892	2425 Garcia Avenue
Phone: [***]	Mountain View, CA 94043
Fax: [***]	Phone: [***]
Email: [***]	Fax: [***]
Email: [***]

***Text Omitted and Filed Separately

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Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

NCI Regulatory Affairs Contact

Name:	[***]
Branch:	NCI, DCTD, CTEP
Address:	6130 Executive Blvd., Suite 7108, Rockville, MD 20852
Phone:	[***]
Fax:	[***]

SUMMARY PAGE

EITHER PARTY MAY, WITHOUT FURTHER CONSULTATION OR PERMISSION,
RELEASE THIS SUMMARY PAGE TO THE PUBLIC.

TITLE OF CRADA:  The Preclinical Development of Recombinant Poxviruses and Clinical Development of PANVAC as Vaccine Immunotherapies for the Treatment and/or Prevention of Human Carcinomas (non-Prostate, non-Melanoma, non-Colorectal)

PHS [ICI)] Component:	National Cancer Institute
ICD CRADA Principal Investigator:	Dr. Jeffrey Schlom

Collaborator:	BN ImmunoTherapeutics, Inc,
Collaborator CRADA Principal Investigator:	Dr. Reiner Laus

Term of CRADA:	Five (5) years from the Effective Date

ABSTRACT OF THE RESEARCH PLAN:

BN ImmunoTherapeutics, Inc. and the National Cancer Institute, National Institutes of Health, will collaborate under a Cooperative Research and Development Agreement on the preclinical and clinical development of PANVAC and other recombinant poxviruses expressing tumor-associated antigens as potential vaccines for the prevention and/or treatment of human carcinomas (non-Prostate, non-Melanoma, non-Colorectal).

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Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

APPENDIX A

RESEARCH PLAN

TITLE OF CRADA

The Preclinical Development of Recombinant Poxviruses and Clinical Development of
PANVAC as Vaccine Immunotherapies for the Treatment and/or Prevention of Human
Carcinomas (non-Prostate, non-Melanoma, non-Colorectal)

NCI, NIH Principal Investigator
Jeffrey Schlom, Ph.D.
Laboratory of Tumor Immunology and Biology (LTIB), Center for Cancer Research
(CCR), National Cancer Institute (NCI)

Collaborator Principal Investigator
Reiner Laus, M.D.
BN ImmunoTherapeutics, Inc. (BNIT)

Term of CRADA
Five (5) years from the Effective Date.

GOAL OF THIS CRADA

The principal goal of this CRADA is to develop recombinant poxviruses as vaccines that can be used for the therapy and/or prevention of specific human carcinomas.  A second principal goal is to further the clinical development of PANVACTM (also referred to as “Investigational Agent” or “Test Article”), an existing poxvirus-based vaccine, for purposes of the same.

The scope of this CRADA including any in vitro and in vivo testing conducted by Dr. Jeffrey Schlom’s laboratory is strictly limited to the development of recombinant poxviruses encoding for tumor-associated antigens, cytokines, and/or immunostimulatory molecules as vaccine immunotherapies for the treatment and prevention of cancer and more specifically, solid cancer tumors of the breast, lung, ovary, liver, gastric system, bladder, kidney and pancreas.  For purposes of clarity, the scope of the CRADA research specifically excludes: (1) non-solid tumor cancer indications that comprise hematological cancers, (2) prostate, melanoma and colorectal cancer, and (3) vaccine immunotherapies which make use of canary poxvirus vectors, NYVAC (a high attenuated vaccinia strain of virus), non-viral eukaryotic expression vectors and recombinant yeast vectors.

[***]

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Confidential Treatment Requested

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[***]

GLOSSARY of TERMS

CEA:  CEA (carcinoembryonic antigen) is a tumor-associated antigen expressed in many carcinomas and some normal tissue.  The LTIB has developed a CEA agonist construct, which is a modified form of the CEA gene to make it more immunogenic.  The PANVAC construct contains the entire CEA gene with the CEA agonist epitope.

Fowlpox:  Fowlpox is replication incompetent in mammalian cells.  Many genes can be inserted into fowlpox.  When this occurs, it is then termed a recombinant fowlpox (rF-).  Recombinant fowlpox has been used as multiple booster vaccinations in diversified prime and boost vaccine regimens.  Fowlpox appears to be very safe and is a member of the Avipox family.

MUC-1:  MUC-1 is a tumor-associated antigen expressed in many carcinomas and some normal tissue.  The LTIB has developed a MUC-1 agonist construct, which is a modified form of the MUC-1 gene to make it more immunogenic.  The PANVAC construct contains the entire MUC-1 gene with the MUC-1 agonist epitope.

MVA:  MVA stands for modified vaccinia Ankara.  MVA is a replication incompetent form of vaccinia.

MVA-PANVAC:  PANVAC antigens in MVA construct; not currently in clinical trials.

PANVAC (also called Investigational Agent or Test Article):  PANVAC consists of rV-CEA-MUC-1/TRICOM and rF- CEA-MUC-1/TRICOM, which are used in a prime and boost vaccine strategy.  The CEA-MUC-1 genes each contain the agonist epitope.

rF-GM-CSF:  rF-GM-CSF is a recombinant fowlpox expressing the human GM-CSF (granulocyte macrophage colony stimulating factor) gene.  It has been demonstrated in preclinical studies to enhance the recruitment of dendritic cells to regional nodes of the vaccine site.

TRICOM:  TRICOM is a triad of T-cell costimulatory molecules consisting of the following human T-cell costimulatory molecule genes: B7.1, ICAM-1 and LFA-3.  TRICOM was developed at NCI in the LTIB.  TRICOM has been shown to activate T cells more than the additive effect of each costimulatory molecule when used individually.  A T-cell costimulatory molecule is necessary for the enhanced activation of human T cells, which are believed to be the primary cell type responsible for vaccine-mediated anti-tumor activity.  The NCI has demonstrated that the addition of all three of these genes, i.e., TRICOM, into recombinant vaccinia and fowlpox results in enhanced activation of T cells.  This has been shown in both murine and human systems in vitro and in murine systems in vivo.  It also appears to be the case in clinical trials.

Vaccinia:  Vaccinia is the poxvirus that has been used in the smallpox eradication program.  It is not the smallpox virus, but a virus originally derived from cowpox.  Many genes can be inserted into vaccinia and other poxviruses.  When this occurs, it is then termed a recombinant virus (e.g., rV- for recombinant vaccinia).  Vaccinia is a replication competent virus and has been used as the primary (first) vaccination in diversified prime and boost vaccine regimens in both pre-clinical and clinical studies.

INTRODUCTION

Dr. Jeffrey Schlom and his colleagues at the LTIB, NCI have developed a number of replication competent and replication defective poxvirus-based vectors containing transgenes for tumor-associated antigens (TAAs) as vaccine immunotherapies for the treatment and prevention of human cancers.  They have also developed a number of preclinical models and vaccine strategies to investigate the therapeutic benefits of these vaccines against cancer.  In these approaches, TAAs which are primarily expressed in human tumor cells and not expressed or minimally expressed in normal tissues have been employed to generate a tumor-associated immune response that results in tumor destruction.

The LTIB has extensive experience in preclinical models in the analysis of immune responses directed against a range of TAAs.  They have the demonstrated ability to analyze a range of immune cell subsets, including CD4, CD8, Natural Killer (NK), and regulatory T cells.  The LTIB also has extensive experience in the following:

(A)  The development and use of animal models to analyze both the immune response and the therapeutic efficacy of cancer vaccines.  They have developed animal models in which the tumors express self antigens so that one can assess the ability of a vaccine to break immune tolerance.  They have developed or have in use animal models involving subcutaneous tumors, lung metastasis, orthotopic renal cell cancers, and spontaneous carcinomas.  They have also developed animal models to study the process of epithelial to mesenchymal transition (EMT), believed to be important in the metastatic process.

(B)  The design and evaluation of vaccine combination therapy regimens, including the use of vaccines with chemotherapeutic agents, small molecule targeted therapeutics, monoclonal antibodies, external beam radiation, chelated radionucleotides, and cytokines.

(C)  The modification of human TAAs to enhance their immunogenicity and in the development of subsequent agonist epitopes of those TAAs.

(D)  The analysis of human TAAs for their ability to activate human T-cell responses in vitro.

(E)  The planning and carrying out of clinical trials involving cancer vaccines as monotherapy or in combination therapies for a range of human cancers.

(F)  The analysis of immune responses of patients both prior to and post-vaccination.

BN ImmunoTherapeutics, Inc. (BNIT) has extensive experience in developing poxviral vaccines for cancer immunotherapy.  Their core technology is a proprietary recombinant poxvirus-based platform, Modified Vaccinia Ankara BN (MVA-BN®), which they are developing as an immunotherapy for breast, prostate, and other cancers.  BNIT is a subsidiary of Bavarian Nordic (BN).  BN has a dedicated research and development facility in Martinsried, Germany, where recombinant poxviruses are generated and produced for research use.  Small scale manufacturing of research grade lots is provided by the facility at Martinsried.  Initial 1000 dose lots have been completed for dozens of viral constructs to date.  The site has produced multiple recombinant poxviruses encoding infectious disease antigens, and in conjunction with BNIT, multiple tumor antigen-expressing viruses.  HIV nef, HIV polytope, and HIV multiantigen, Dengue, Japanese encephalitis, measles, and RSV viral vaccines have been constructed and manufactured.  In conjunction with BNIT, Her2 and PAP/PSA double antigen expressing recombinant viruses have been developed.  BNIT has also begun to construct additional vectors with immunomodulatory inserts.

BN also has a clinical scale cGMP facility in Berlin that produces vaccine for clinical trials.  The facility has been in operation since 2002, and has produced over 14 lots of clinical trial grade material.  The facility produces clinical trial lots at intermediate scale (100s to 1000s of doses) with cGMP compliant processes that are similar and scalable to commercial scale.  Current commercial scale manufacturing is operational at the Kvistgaard, Denmark facility.  The facility has the capability of producing 30 million doses/year.  BNIT is also in the process of manufacturing rV-, rF-PSA-TRICOM vaccines for Phase II and Phase III clinical trials, and has recently produced other poxviral constructs for preclinical studies.

BNIT and LTIB/NCI have an ongoing CRADA (CRADA # 2377) on the development of recombinant poxviruses as vaccine immunotherapies for the treatment and/or prevention of human prostate cancer.

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BACKGROUND

Historical Background

Under a now terminated CRADA [***] there was significant progress in the development of new recombinant poxviral vectors, preclinical evaluation of those vectors in murine in vitro and in vivo models, and in human in vitro models.  These preclinical studies led to several Phase 1 and Phase 2 clinical studies, several of which showed evidence of clinical benefit in patients with a range of human carcinomas.  Much progress was also made in (a) the identification and evaluation of cancer-associated antigens and the development of agonist epitopes to those antigens, which would render them more immunogenic, and (b) the identification of which T cell costimulatory molecules and combinations of those molecules best enhanced T cell responses.  As a consequence of these studies, it was shown that the insertion of transgenes for a triad of the T cell costimulatory molecules B7.1, ICAM-1 and LFA-3 (designated TRICOM) into poxvirus vectors gave optimal effects; this was shown in preclinical studies to enhance immune responses and anti-tumor activity.  As a consequence of these preclinical studies, clinical trials were conducted to evaluate the efficacy of vectors containing the transgene for tumor-associated antigen, i.e., CEA and MUC-1, and the transgenes for either one to three T cell costimulatory molecules.

The enormous progress in both preclinical and clinical studies using the poxvirus vaccine technology is demonstrated in the 67 publications of preclinical studies in peer-review journals and the 14 clinical studies in peer-review journals that resulted from these collaborative activities (see References).

An overview of some of the published clinical results employing the recombinant poxvirus vaccines in cancer patients (non-prostate, non-melanoma, non-colorectal) is as follows:

Previous clinical experience with vaccinia and replication-defective avipox recombinant carcinoembryonic antigen (CEA) vaccines has demonstrated safety and clinical activity with a correlation between CEA-specific immune response and survival.  Preclinical evidence demonstrated that the addition of the transgenes for three T-cell costimulatory molecules (B7-1, ICAM-1, LFA-3, designated TRICOM) results in a significant improvement in antigen-specific T-cell responses and antitumor activity.  LTIB described the first trial in humans of the CEA-TRICOM vaccines (also including an enhancer agonist epitope within the CEA gene).  Fifty-eight patients with advanced CEA-expressing cancers were accrued to eight cohorts that involved vaccinations with the following: replication-defective fowlpox recombinant (rF)-CEA(6D)-TRICOM; primary vaccination with recombinant vaccinia (rV)-CEA(6D)-TRICOM plus rF-CEA(6D)-TRICOM booster vaccinations; and rV-CEA(6D)-TRICOM and then rF-CEA(6D)-TRICOM, plus granulocyte-macrophage colony-stimulating factor (GM-CSF) with vaccines, or with divided doses of vaccine with GM-CSF.  Vaccines were administered every 28 days for six doses and then once every 3 months.  Reverting to treatments every 28 days was allowed if patients progressed on the 3-month schedule.  In this phase 1 study, no significant toxicity was observed.  Twenty-three patients (40%) had stable disease for at least 4 months, with 14 of these patients having prolonged stable disease (6 months).  Eleven patients had decreasing or stable serum CEA, and one patient had a pathologic complete response.  Enhanced CEA-specific T-cell responses were observed in the majority of patients tested.  LTIB demonstrated that the CEA-TRICOM vaccines are safe and can generate significant CEA-specific immune responses, and they seem to have clinical benefit in some patients with advanced cancer.

Carcinoembryonic antigen (CEA) and MUC-1 are over-expressed in a substantial proportion of common solid carcinomas.  The primary end point of this study was vaccine safety, with immunologic and clinical responses as secondary end points.  NCI reported on a study of 25 patients treated with a poxviral

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vaccine regimen consisting of the genes for CEA and MUC-1, along with a triad of costimulatory molecules (TRICOM; composed of B7.1, intercellular adhesion molecule 1, and lymphocyte function—associated antigen 3) engineered into vaccinia (PANVAC-V) as a prime vaccination and into fowlpox (PANVAC-F) as a booster vaccination.  The vaccine was well tolerated.  Apart from injection-site reaction, no grade z2 toxicity was seen in more than 2% of the cycles.  Immune responses to MUC-1 and/or CEA were seen following vaccination in 9 of 16 patients tested.  A patient with clear cell ovarian cancer and symptomatic ascites had a durable (18-month) clinical response radiographically and biochemically, and one breast cancer patient had a confirmed decrease of >20% in the size of large liver metastasis.  This vaccine strategy seems to be safe, is associated with both CD8 and CD4 immune responses, and has shown evidence of clinical activity.  Further trials with this agent, either alone or in combination with immunopotentiating and other therapeutic agents, are warranted.

Recent preclinical data from the LTIB have demonstrated that docetaxel can alter the phenotype of murine and human carcinoma cells to render them more susceptible to antigen-specific T cell-mediated lysis.  Preliminary data in a murine model have also shown that docetaxel can actually enhance vaccine-mediated antigen-specific T-cell responses if given at an optimal schedule.  LTIB has thus initiated a randomized phase II study evaluating the role of combining docetaxel with PANVAC vaccine vs. docetaxel alone.  Weekly docetaxel therapy is currently used as a standard treatment for patients with metastatic breast cancer.  Although many patients initially respond to this therapy, the majority will eventually develop disease progression that is eventually fatal.  LTIB has demonstrated in preclinical studies and in a recently completed clinical trial that poxviral vector vaccines can be combined with docetaxel.  The goal of this trial is to determine if the addition of the vaccine can prolong time to progression as well as overall survival in patients with metastatic breast cancer who are candidates for docetaxel treatment.  Patients receive a primary vaccination with rV-PANVAC (rV-CEA-MUC-1-TRICOM) and monthly booster vaccines of rF-PANVAC, with GM-CSF given with all vaccines.  Patients randomized to docetaxel alone may receive sequential therapy with vaccine at time of disease progression.  In patients randomized to concurrent therapy, rV-PANVAC is administered two weeks prior to the start of chemotherapy as the initial vaccine.  The primary endpoint of this study is to evaluate progression free survival (PFS), comparing vaccine plus docetaxel versus docetaxel alone.  Secondary endpoints are to evaluate T-cell responses directed against CEA and MUC-1, and overall survival.  Preliminary evidence suggests an improvement in time to progression (TTP) in patients receiving the combination of docetaxel and PANVAC (8 months) versus two months for docetaxel alone.  Based on these intriguing preliminary data, LTIB has obtained NCI IRB and CTEP approval to add M.D.  Anderson as another site for this study.

So therefore, the promising clinical results from these studies encourage the establishment of a new CRADA to allow for the continual development and manufacture of PANVAC and other poxvirus-based cancer vaccines.

WORK SCOPE

Contributions of NCI and BNIT

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Contributions of NCI

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Contributions of BNIT

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DESCRIPTION OF THE CONTRIBUTIONS AND RESPONSIBILITIES OF THE PARTIES

CONTRIBUTIONS OF BNIT AND LTIB

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CONTRIBUTIONS OF LTIB, NCI

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CONTRIBUTIONS OF DCTD, CTEP, NCI

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CONTRIBUTIONS OF BNIT

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DESCRIPTION OF RELATED NCI-BNIT AGREEMENTS AND INTELLECTUAL PROPERTY OF THE PARTIES

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PATENTS/PATENT APPLICATIONS

BNIT patent rights

Below is a representative listing of patents and patent applications of SNIT which relate to the research under this CRADA.

1)                         U.S. Patent No. 6,440,422, entitled “Recombinant MVA Virus And The Use Thereof.” Inventors: Sutter et al.

2)                         PCT Application No. PCT/EP03/05045, entitled “Intergenic Regions As Insertion Sites In The Genome Of Modified Vaccinia Virus Ankara (MVA).” Inventors: Howley et al.

3)                         U.S. Patent No. 6,761,893, entitled “Modified Vaccinia Ankara Virus Variant.” Inventors: Chaplin et al.

4)                         U.S. Patent No, 6,682,742, entitled “Vector for Integration of Heterologous Sequences Into Poxviral Genomes.” Inventors: Wintersperger et al.

5)                         U.S. Patent No. 6,682,743, entitled “Altered Strain Of The Modified Vaccinia Virus Ankara (MVA).” Inventor: Anton Mayr

6)                         U.S. Patent No. 6,924,137, entitled “Method For Virus Propagation.” Inventors: Howley et al.

7)                         U.S. Patent No. 7,094,412, entitled “Poxvirus Containing Formulations And Process For Preparing Stable Poxvirus Containing Compositions.” Inventors: Howley et al.

8)                         U.S. Patent No. 7,056,723, entitled “Method For The Recovery And Purification Of Poxviruses From Infected Cells.” Inventors: Heller et al.

9)                         PCT Patent Application No. PCT1EP03/09704, entitled “Method For The Cultivation Of Primary Cells And For The Amplification Of Viruses Under Serum Free Conditions.” Inventors: Rathe et al.

10)                  U.S. Provisional Patent Application No. 60/924,413, entitled “Affinity-Purification of Vaccinia Virus and Recombinant Vaccinia Virus-Based Vaccines.”

11)                  PCT Patent Application No. PCT/US2007/021436, entitled “Methods for treating cancer with MVA.” Inventors: Delcayre et al.

12)                  U.S. Provisional Patent Application No, 60/960,893, entitled “Use Of MVA To Treat Prostate Cancer.”

NCI Patent Applications

A Federal Register notice was advertised on April 1, 2010, announcing the NIH’s intent to grant an exclusive license to BNIT.  The prospective exclusive license territory is worldwide and the field of use is limited to the development of therapies for human cancer excluding melanoma and colorectal cancer.  For the avoidance of doubt, said delivery formulation specifically excludes canary poxvirus vectors, NYVAC, eukaryotic expression vectors, aqueous-based delivery formulations and recombinant yeast.  The following patents and patent applications are in the prospective exclusive license:

Group I (Exclusively Licensed Patent Rights)

1.              U.S. Patent No. 6,756,038 issued June 29, 2004 as well as issued and pending foreign equivalents (HHS Ref. No. E-099-1996/0-US-07);

2.              U.S. Patent Application No. 10/725,373 (recently allowed) filed December 3, 2003 as well as continuation and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E-099-1996/0-US-08);

3.              U.S. Patent No. 6,001,349 issued December 14, 1999 as well as issued and pending foreign equivalents (HHS Ref. No. E-299-1990/3-US-01);

4.              U.S. Patent No. 5,698,530 issued December 6, 1997 as well as issued and pending foreign equivalents (HHS Ref. No. E-200-1990/1-US-02);

5.              Australian Patent No. 674492 issued April 22, 1997 (HHS Ref. No. E-200-1990/2-AU-02); European Patent No. 0584266 issued September 3, 2003 (HHS Ref. No. E-200-1990/2-EP-04); Japanese Patent No. 3399943 issued February 21, 2003 (HHS Ref. No. E-200-1990/2-JP-05); and Canadian Patent No. 2102623 issued April 22, 2003 (HHS Ref. No E-200-1990/2-CA-03);

6.              U.S. Patent Application no. 10/579,025 filed May 11, 2006 as well as all continuation and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E-087-2005/0-US-03);

7.              U.S. Patent Application No, 10/579,007 filed May 11, 2006 as well as all continuation and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E-088-2005/0-US-03);

8.              U.S. Patent No. 7,118,738 issued October 10, 2006 as well as all continuations and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E¬154-1990/0-US-07);

9.              U.S. Patent Application No. 08/686,280 filed July 25, 1996 as well as all issued and pending foreign equivalents (HHS Ref. No. E-259-1994/3-US-01);

10.       U.S. Patent No. 7,410,644 issued August 12, 2008 as well as all continuations and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E¬259- 1994/3-US-08);

11.       U.S. Patent Application No. 08/686,281 filed July 25, 1996 as well as all issued and pending foreign equivalents (HHS Ref. No. E-259-1994/4-US-01);

12.       U.S. Patent Nos. 6,893,869, 6,548, 068 and 6,045,802 issued respectively on May 17, 2005, April 15, 2003 and April 4, 2000, as well as issued and pending foreign equivalents (HHS Ref. Nos. E-260-1994/1-US-03, US-02 and US-01); U.S. Patent No. 7,368,116 issued May 6, 2008 and U.S. Patent Application No. 12/112,819, as well as all continuation and divisional applications (HHS Ref. Nos. E-260-1994/1-US-04 and US-05);

13.       European Patent Application No. 00102998.2 filed October 2, 1995, European Patent No. 0784483 issued November 29, 2001; European Patent Application No. 09013495.8 filed October 26, 2009, as well as all continuations and divisional applications (HHS Ref Nos. E-260-1994/2-EP-15, EP-16 and EP-27); Japanese Patent Application No. 512100/96 filed October 2, 1995; Japanese Patent No. 4078319 issued February 8, 2008; and Japanese Patent No. 4160612 issued July 25, 2008, as well as all continuation and divisional applications (HHS Ref. Nos. E-260-1994/2-JP-21, JP-25 and JP-26); Australian Patent No. 688606 issued July 2, 1998 (HHS Ref. No. E-260-1994/2-AU-11); and Canadian Patent No. 2201587 issued June25, 2002 (HHS Ref. No. E-260-1994/2-CA-12);

14.       Canadian Patent Application No. 2,412,050 filed June 15, 2001 (HHS Ref. No. E-187-2000/0-CA-05); Australian Patent No. 2001268452 issued November 30, 2006 (HHS Ref. No. E-187-2000/0-AU-06); Japanese Patent Application No, 2002-510097 filed June 15, 2001 (HHS Ref. No. E-187-2000/0-UP-07); Hong Kong Patent Application No. 03105975.5 filed June 15, 2001 (HHS Ref. No, E-187-2000/0-HK-08) as well as all continuation and divisional applications;

15.       U.S. Patent Application No. 12/280,534 filed February 21, 2007 (HHS Ref. No. E-104¬2006/0-US-06); Australian Patent Application No. 2007221255 filed February 21, 2007 (HHS Ref. No. E-104-2006/0-AU-03); European Patent Application No. 07751371.1 filed February 21, 2007 (HHS Ref. No. E-104-2006/0-EP-05); Canadian Patent Application No. 2642994 filed February 21, 2007 (HHS Ref. No. E-104-2006/0-CA-04) as well as all continuation and divisional applications; and

16.       U.S. Patent Application No. 12/528,796 filed August 26, 2009 (HHS Ref. No. E-074-2007/0-US-07); Australian Patent Application No. 2008221383 filed February 27, 2008 (HHS Ref. No. E-074-2007/0-AU-03); European Patent Application No. 08743578.0 filed February 27, 2008 (HHS Ref. No. E-074-2007/0-EP-05); Canadian Patent Application No. 2,678,404 filed February 27, 2008 (HHS Ref. No. E-074-2007/0-CA-04); Japanese Patent Application No. (not yet assigned) filed February 27, 2008 (HHS Ref. No. E-074-2007/0-JP-06) as well as all continuation, divisional and pending foreign equivalents.

The following list of NIH patents and patent applications are also contained within this prospective license on a non-exclusive basis:

Group II (Non-exclusively Licensed Patent Rights

1.              U.S. Patent No. 6,969,609 issued November 29, 2005; U.S. Patent No. 7,211,432 issued May 1, 2007; U.S. Patent Application No. 11/723,666 filed March 21, 2007; as well as all continuation and divisional applications, and issued and pending foreign equivalents (HHS Ref. Nos. E-256-1998/0, 1);

2.              U.S. Patent Application Nos. 60/448,591 and 10/543,944 filed February 20, 2003 and February 20, 2004 respectively, as well as all continuation and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E-028-2007/0);

3.              U.S. Patent No. 6,699,475 issued March 2, 2004, as well as all continuation and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E-134-2007/0);

4.              U.S. Patent No. 5,093,258 issued March 3, 1992, as well as all continuation and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E-135-2007/0);

5.              U.S. Patent Application No. 07/205,189 filed June 10, 1998, as well as all continuation and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E-136-2007/0);

6.              U.S. Patent Application No. 60/625,321 filed November 5, 2004, as well as all continuation and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E-138-2007/0); and

7.              U.S. Patent Application No. 07/340,052 filed April 18, 1989, as well as all continuation and divisional applications, and issued and pending foreign equivalents (HHS Ref. No. E-147-2007/0).

REFERENCES

Selected Prior LTIB, NCI, published studies involving recombinant poxviruses.

Preclinical:

Farsaci B, Sabzevari H, Higgins JP, Di Bari MG, Takai S, Schlom J, Hodge JW.  Effect of a small molecule BCL-2 inhibitor on immune function and use with a recombinant vaccine.  Int J Cancer 127:1603-1613, 2010.

Boehm AL, Higgins J, Franzusoff A, Schlom J, and Hodge JW.  Concurrent vaccination with two distinct vaccine platforms targeting the same antigen generates phenotypically and functionally distinct T-cell populations.  Cancer Immunol Immunother. 59:397-408, 2010.

Hodge JW, Higgins J, and Schlom J.  Harnessing the unique local immunostimulatory properties of modified vaccinia Ankara (MVA) virus to generate superior tumor-specific immune responses and antitumor activity in a diversified prime-and-boost vaccine regimen.  Vaccine 27:4475-4482, 2009

Yang S and Schlom J. Antigen-presenting cells containing multiple costimulatory molecules promote activation and expansion of antigen-specific memory CD8+ T cells.  Cancer Immunol. Immunother. 58:503-515, 2009.

Garnett CT, Schlom J, and Hodge JW.  Combination of docetaxel and recombinant vaccine enhances T-cell responses and antitumor activity: effects of docetaxel on immune enhancement.  Clin. Cancer Res. 14:3536-3544, 2008.

Palena C, Polev DE, Tsang KY, Fernando RI, Litzinger M, Krukovskaya LL, Baranova AV, Kozlov AP, and Schlom J. The human T-box mesodermal transcription factor Brachyury is a candidate target for T-cell mediated cancer immunotherapy.  Clin Cancer Res. 13:2471-2478, 2007.

Clinical:

Gulley JL, Arlen PM, Madan RA, Tsang K-Y, Pazdur MP, Skarupa L, Jones JL, Poole DJ, Higgins JP, Hodge JW, Cereda V, Vergati M, Steinberg SM, Halabi S, Jones E, Chen C, Parnes H, Wright JJ, Dahut WL, Schlom J. Immunologic and prognostic factors associated with overall survival employing a poxviral-based PSA vaccine in metastatic castrate-resistant prostate cancer.  Cancer Immunol Immunother. 59:663-674, 2010.

Kantoff P, Schuetz TJ, Blumenstein BA, Glode LM, Bilhartz DL, Wyand M, Manson K, Panicali DL, Laus R, Schlom J, Dahut W, Arlen PM, Gulley JL, Godfrey WR. Overall survival (OS) analysis of a Phase II randomized controlled trial (RCT) of a poxviral-based PSA targeted immunotherapy in metastatic castration-resistant prostate cancer (mCRPC).  J Clin Oncol. 28:1099-1105, 2010.

Gulley JL, Arlen PM, Tsang K-Y, Yokokawa J, Palena C, Poole DJ, Remondo C, Cereda V, Jones JL, Pazdur MP, Steinberg SM, Dahut WL, Kotz H, Schlom J. Pilot study of vaccination with recombinant CEA-MUC-1-TRICOM poxviral-based vaccines in patients with metastatic carcinoma.  [PANVAC] Clin. Cancer Res. 14:3060-3069, 2008.

Marshall J, Gulley JL, Arlen PM, Beetham PK, Tsang KY, Slack R, Hodge JW, Doren S, Grosenbach DW, Hwang J, Fox E, Odogwa L, Park S, Panicali D, Schlom J. A phase I study of sequential vaccinations with fowlpox-CEA(6D)-TRICOM (B7-1/ICAM-1/LFA-3) alone and sequentially with vaccinia-CEA(6D)-TRICOM, with and without GM-CSF, in patients with CEA-expressing carcinomas.  J. Clin. Oncol. 23:720-731, 2005.

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APPENDIX B

STAFFING, FUNDING AND MATERIALS/EQUIPMENT CONTRIBUTIONS
OF THE PARTIES

Staffing Contributions:

ICD will provide scientific staff and other support necessary to conduct the research and other activities described in the Research Plan. ICD’s scientific staff will include ICD’s CRADA Principal Investigator and technical staff.

ICD estimates that [***] person-years of effort per year will be required to complete the CRADA research.

Collaborator will provide scientific staff and other support necessary to conduct the research and other activities described in the Research Plan.  Collaborator’s scientific staff will include Collaborator’s Principal Investigator and technical staff.

Collaborator estimates that [***] person-years of effort per year will be required to complete the CRADA research.

Funding Contributions:

Collaborator agrees to provide funds in the amount of $[***] per year of the CRADA to LTIB and additional funding requirements as described below to DCTD/NCI if the Parties desire for DCTD/NCI to sponsor multicenter Phase 2 or Phase 3 clinical trials under the CRADA.  LTIB CRADA funds shall be used in support of this CRADA for technical, statistical, and administrative support for the research, including but not limited to: (a) reagents, supplies, equipment, and other materials associated with experiments related to the CRADA; (b) salaries for nonpermanent employees; and (c) travel for CRADA-related activities.  Collaborator will provide funds in annual installments.  The first installment will be due within thirty (30) days of the Effective Date.  Each subsequent installment will be due within thirty (30) days of each anniversary of the Effective Date.  Collaborator agrees that ICD can allocate the funding between the various categories in support of the CRADA research as ICD’s CRADA PI sees fit.

LTIB CRADA PAYMENTS:

Collaborator will make payments by check to LTIB as provided below.  Collaborator will make checks payable to the NCI, will reference the CRADA number and title on each check, and will send checks via trackable mail or courier to:

CRADA Funds Coordinator
National Cancer Institute

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Technology Transfer Center
6120 Executive Blvd., Suite 450
Rockville, MD 20852-7181

Should NCI require electronic deposit of any monies payable under this CRADA, NCI agrees to provide Collaborator with the appropriate account information.

CRADA Travel Payments:

Travel arrangements for all Government staff will be made in accordance with the Federal Travel Rules and Regulations, whether arranged by ICD and funded using either appropriated funds or CRADA funds, or arranged and funded directly by Collaborator.

For clinical trials under CTEP-sponsored INDs

Clinical Data Collection Support Funding Directly to Contractors:

DCTD CRADA funds shall be used in support of this CRADA for DCTD support contract and travel costs.  Collaborator agrees that DCTD can allocate the funding between the various categories in support of the CRADA as DCTD sees fit.

CTEP/DCTD utilizes the contract services of two companies for assistance in the monitoring of DCTD-sponsored clinical trials.  Collaborator will be responsible for making arrangements directly with the appropriate DCTD contractors to receive reports from DCTD-sponsored trials.  This will include quarterly reports, adverse event reports and summary reports.  The contractor for the phase 2 and 3 studies will provide these reports electronically in a format compatible with Collaborator’s database.  Collaborator will make payment arrangements as necessary directly with such contractor(s).  The NCI phase 1 contractor will also provide reports directly to Collaborator.  Contact information for each of the DCTD contractors will be provided as needed.  Any arrangement which involves the collection of more than the summarized data (Summary Data) provided annually to the DCTD will be at the expense of the Collaborator.

Funding to CTEP/NCI for multi-center Phase 2 and Phase 3 clinical trials:

CTEP/DCTD utilizes contract services for assistance in carrying out its responsibilities as a sponsor of clinical trials.  Collaborator agrees to provide $[***] per calendar year (pre-rated for partial years) per active multi-center phase 2 trial sponsored by CTEP and $[***] per calendar year (pro-rated for partial years) for active multi-center phase 3 trials during the term of the CRADA to supplement the CTEP/DCTD support contract costs and other reasonable and necessary expenses incurred by NCI in carrying out its responsibilities under this CRADA.

Collaborator also agrees to provide a one-time payment of $[***] per NCI IND filed by DCTD during the term of the CRADA to support regulatory filings by CTEP.

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Collaborator will be responsible for the costs associated with the preparation and updating of the IB if prepared by DCTD), NCI.  Copies of any Drug Master Files provided to Collaborator will be approximately $[***] per MF.

Collaborator will make payments by check to DCTD as provided below.  Collaborator will make checks payable to the NCI, will reference the CRADA number and title on each check, and will send checks via trackable mail or courier to:

Regulatory Affairs Branch
Attn: [***]
National Cancer Institute
6130 Executive Boulevard, Suite 7111
Rockville, MD 20852-7181

Confidential Information/Materials/Equipment Contributions:

ICD will provide the following ICD Materials, information and data to Collaborator:

The ICD will provide mutually agreed upon copies of data, records, and regulatory information and ICD Materials to Collaborator which are necessary or useful for the Collaborator to fulfill its CRADA responsibilities as specified in Appendix A of this CRADA and/or develop and commercialize PANVAC.  This includes the following:

1.                                      Copies of:

DCTD, NCI will provide copies of BB-MFs 11139, 10789, 8740, 8863, and 7860 and shall provide a letter of cross reference to these BB-MFs.  Upon conclusion of the clinical studies covered under BB-MF 11139, NCI may additionally execute a Notification of Change in Sponsorship and related FDA 1571 Forms to Collaborator as required by applicable law for BB-MF 11139.  DCTD plans to close BB-MFs 10789 and 7860 unless Collaborator accepts transfer of these MFs.  Collaborator will be responsible for the costs associated with copies of the MFs by making arrangements directly with the DCTD contractor, Technical Resources International.

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[***]

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[***]

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

[***]

APPENDIX C

MODIFICATIONS TO THE MODEL EXTRAMURAL -PHS CLINICAL CRADA
(Additions are by underline, deletions by ~~strikeout~~)

Amend or add the following definitions in Article 2:

“Confidential Information” means confidential scientific, business, financial information, or Identifiable Private Information provided that Confidential Information does not include:

(a)                                 information that is publicly known or that is available from public sources;

(b)                                 information that has been made available by its owner to others without a confidentiality obligation;

(c)                                  information that is already known by the receiving Party, or information that is independently created or compiled by the receiving Party without reference to or use of the provided information; or

(d)                                 information that relates to potential hazards or cautionary warnings associated with the production, handling, or use of the subject matter of the Research Plan.

The Parties agree that Collaborator’s Confidential Information includes information provided by Affiliates of Collaborator, including Bavarian Nordic A/S and Bavarian Nordic GmbH.

“Contract” means a Funding Agreement that is a research and development mechanism that provides that the contractor perform for the benefit of the Government, with an expectation of completion of the stated research goals and the delivery of a report, data, materials or other product.  Generally, Contracts are administered under the Federal Acquisition Regulations (FAR) codified at Title 48 C.F,R., Chapter 1 or the Health Services Acquisition Regulations (HSAR) codified at Title 48 C.F.R., Chapter 3.

“Cooperative Research and Development Agreement” or “CRADA” means this Agreement, entered into pursuant to the Federal Technology Transfer Act of 1986, as amended (15 U.S.C. §§ 3710a et seq.), and Executive Order 12591 of April 10, 1987.  For purposes of clarity and avoidance of disputes_, the Parties agree that this Agreement is not a Contract, Cooperative Agreement, Funding Agreement or Grant.

“Cooperative Agreement” means a Funding Agreement that is a species of a Grant, whereby the funding Federal agency intends to be substantially involved in carrying out the research program.

“CRADA Data” means information developed by or on behalf of the Parties ~~in~~ during the performance of the Research Plan, including Summary Data and Clinical Data in ICD’s Possession and Control but excluding Raw Data (that is not otherwise Clinical Data in ICD’s

Possession and Control).

“CTA” means Clinical Trial Agreement.

“CTEP” means the Cancer Therapy Evaluation Program, DCTD, NCI a program within NCI which plans, assesses and coordinates all aspects of clinical trials including extramural clinical research programs, internal resources, treatment methods and effectiveness, and compilation and exchange of data.

“DTP” means_Developmental Therapeutics Program.  DCTD.  NCI, the program within the NCI which coordinates pre-clinical development of agents to be evaluated in DCTD-sponsored clinical trials.

“DCTD” means Division of Cancer Treatment and Diagnosis, NCI.

“FDA” means U.S. Food and Drug Administration.

“Funding Agreement” means a Contract, Grant.  or Cooperative Agreement entered into between...a Federal agency and another party for the performance of experimental, developmental or research work funded in whole or in part by the Federal Government.

“Grant” means a Funding Agreement that is an award of financial assistance which may be provided for support of basic research in a specific field of interest to the funding Federal agency.

“Multi-Party Data” means clinical data from clinical studies sponsored by NCI pursuant to CTAs or CRADAs, where such data are collected under protocols involving combinations of investigational agents from more than one CTA or CRADA collaborator.

“Protocol Review Committee” (or “PRC”) means the CTEP/DCTD committee that reviews and approves studies involving NCI investigational agents and/or activities supported by NCI.

“Test Article” means, in accordance with 21 C.F.R. § 50.3(j), any drug (including a biological product), medical device, food additive, color additive, electronic product, or any other article subject to regulation under the Federal Food, Drug, and Cosmetic Act that is intended for administration to humans or animals, including a drug or biologic as identified in the Research Plan and Appendix B, that is used within the scope of the Research Plan.  The Test Article ~~may also be referred to as Investigational Agent, Study Material, or Study Product.~~ is further characterized below as “Investigational Agent”, “PANVAC”, or “Research Agent”, depending on the regulatory stage of Test Article in the product development process.

Under this Agreement, the Test Article to be studied in clinical trials pursuant to the Research Plan is also referred to as the “Investigational Agent.”  The initial Investigational Agent is PANVAC, a vaccine comprised of the combination of (I) CEA-MUC-1/TRICOM in a recombinant vaccinia virus vector and (ii) CEA-MUC-1/TRICOM in a recombinant fowlpox vector.  The CEA-MUC-1 genes each contain the agonist epitope.  CRADA Materials such as collaboratively developed new poxvirus vaccines that are later approved for clinical study by the FDA shall likewise be referred to as Investigational Agent or Test Article.

Under this Agreement.  the Test Article to be studied in pre-clinical studies (not in humans) is referred to as the “Research Agent.”  The Research Agent is recombinant pox virus based cancer vaccines (non-prostate, non-colorectal, non-melanoma) and is also CRADA Materials.  In the event that, during the term of this CRADA, the Parties mutually agree to advance one or more Research Agents to clinical trials in Human Subjects, the Parties will negotiate in good faith appropriate amendments to this CRADA.

For purposes of clarity, the parties agree that the terms “Test Article” and “CRADA Materials” does not include MVA-BN® or any agent proprietary to a third party in a Multi Party study pursuant to Article 8.9.  Test Article as defined above is not CRADA Materials.

Amend Article 3.1

3.1                               Performance of Research and Development.  The research and development activities to be carried out under this CRADA will be performed by the Parties in accordance with the Research Plan ~~identified on the Cover Page, as well as~~ and by ICD’s contractors or grantees as described in the Research Plan.  However, ICD’s contractors or grantees are not Parties to the CRADA, and this CRADA does not grant to Collaborator any rights to Inventions made by ICD’s contractors or grantees.  Notwithstanding the foregoing, ICD will include provisions granting Collaborator those rights described in CTEP’s Intellectual Property Option to Collaborators in each Funding Agreement for clinical studies conducted by an extramural Clinical Investigator (web site: http://ctep.info.nih.gov/industryCollaborations2/default.htm#guidelines_for_collaborations).  The CRADA PIs will be responsible for coordinating the scientific and technical conduct of this project on behalf of their employers.  Any Collaborator employees who will work at ICD facilities will be required to sign a Guest Researcher or Special Volunteer Agreement appropriately modified in view of the terms of this CRADA.

Amend Article 3.3

3.3                               Use and Disposition of Collaborator Materials and ICD Materials.  Except as otherwise provided in this Article 3.3, ~~T~~the Parties agree to use Collaborator Materials, Test Articles, and ICD Materials only in accordance with the Research Plan and Protocol(s), not to transfer these materials to third parties except in accordance with the Research Plan and Protocol(s) or as approved by the owning or providing Party, and, upon expiration or earlier termination of the CRADA, to dispose of these materials as directed by the owning or providing Party.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Notwithstanding the foregoing upon conclusion of the clinical studies enumerated under BB-MF 11139, within [***] following the Effective Date, ICD will execute a Notification of Change in Sponsorship, related FDA 1571 Forms, and any other documents required by law to transfer to Collaborator sponsorship of the following for the clinical development and commercialization of Licensed Products and Licensed Processes in the Licensed Field of Use, as those terms are defined in the Patent License Agreement — Exclusive License between PHS and Collaborator (HHS Ref. No. A-296-2009) executed contemporaneously with this CRADA (the “Patent License”):

1.  BB-MF 11139

In the event of the termination of the Patent License prior to the expiration of its term, Collaborator will execute a Notification of Change in Sponsorship, related FDA 1571 Forms, and any other documents required by law to transfer to ICD sponsorship of BB-MF 11139 if Collaborator has acquired sponsorship.

Further notwithstanding the foregoing, ICD hereby grants to Collaborator (and its Affiliates, sub-licensees and contractors), and Collaborator accepts a non-exclusive, worldwide, royalty-free license in and to the PANVAC Materials (as defined below) to research, develop, make, have made, and use the PANVAC Materials.  The foregoing license specifically excludes use of the same for (1) non-solid tumor cancer indications that comprise hematological cancers, (21 melanoma and colorectal cancer, and (3) vaccine immunotherapies which make use of canary poxvirus vectors, NYVAC (a high attenuated vaccinia strain of virus), non-viral eukaryotic expression vectors and recombinant yeast vectors.

The foregoing license shall not include the right to distribute or sell the PANVAC Materials alone to any third party (except for permitted distribution to Affiliates, sub-licensees and contractors) and shall terminate in the event of the termination of the Patent License prior to the expiration of its term.  For the avoidance of doubt, the restriction on the distribution/sale of PANVAC Materials alone does not apply to the development and commercialization of vaccines used in the treatment of breast, lung, ovary, liver, gastric system, bladder, kidney, prostate or pancreatic cancer, or Licensed Products or Licensed Processes where PANVAC Materials are used in combination with Collaborator Materials.  Upon expiration of the Patent License, on a country-by-country basis, the license provided in this paragraph shall be irrevocable.  The foregoing license is predicated on the execution of the Patent License currently under negotiation between Collaborator and NIH (HHS Ref. No. A-296-2009).

In addition, until the expiration or earlier termination of this CRADA.  ICD shall not transfer any aliquots of the PANVAC seed banks, aliquots of PANVAC master cell cultures, or any information specific to PANVAC to any third party, except for research purposes in accordance with the Research Plan and related protocols.  This prohibition applies only to the fields of use of PANVAC enumerated under this CRADA.  The Parties acknowledge that ICD can share with third parties poxvirus manufacturing know-how in the possession of ICD at the initiation of the CRADA.

On and after the expiration or earlier termination of this CRADA and until the expiration or earlier termination of the Patent License, any transfer by ICD to a third party of any aliquots of the PANVAC seed banks, aliquots of PANVAC master cell cultures, or any information specific to PANVAC shall be for research purposes only.  This prohibition applies only to the fields of use of PANVAC enumerated under this CRADA.  ICD will insure that any transferee is informed of and agrees to the foregoing restrictions.  For purposes of this paragraph, the PANVAC seed banks, PANVAC master cell cultures or information specific to PANVAC means those materials and information referred to in Appendix B at items 2, 3, 4, 5 6(a) — (d)) and 7(d), with the exclusion of poxvirus manufacturing know-how, in each case under the heading “Materials/Equipment Contributions.”

The Parties acknowledge that there may be materials or information related to PANVAC in addition to that listed in Appendix B which is necessary or useful for the research, development or commercialization of Licensed Products or Licensed Processes.  In that event, upon request of Collaborator.  ICD and Collaborator will work together in good faith to provide such materials or information or access thereto to Collaborator, including executing documents of authorization or permission, and such additional materials or information shall be deemed to be PANVAC Materials hereunder,

For purposes of clarity and avoidance of disputes, the rights granted herein to the INDs and the PANVAC Materials shall not terminate upon the expiration or earlier termination of this CRADA.

“PANVAC Materials” means the materials and information listed in Appendix B, Materials/Equipment Contributions, sections 2 through 7 as those sections describe ICD Materials being supplied under the CRADA.

Promptly following the Effective Date, the Parties will work diligently to transfer the PANVAC Materials to Collaborator.

Amend Article 3.6

3.6                               Clinical Investigator Responsibilities.  The Clinical Investigator will be required to submit, or to arrange for submission of, each Protocol ~~associated with~~ under this CRADA for the study of the Investigational Agent in Human Subjects to all appropriate IRBs, and for ensuring that the IRBs are notified of the role of Collaborator in the research.  In addition to the Protocol all associated documents, including informational documents and advertisements, must be reviewed and approved by the appropriate IRB(s) before starting the research at each Clinical Research Site.  The research will be done in strict accordance with the Protocol(s) and no substantive changes in a finalized Protocol will be made unless mutually agreed upon, in writing, by the Parties.  Research will not commence (or will continue unchanged, if already in progress) until each substantive change to a Protocol, including those required by either the FDA or the IRB, has been integrated in a way acceptable to the Parties, submitted to the FDA (if applicable) and approved by the appropriate IRBs.

Amend Article 3.7

3.7                               Investigational New Drug Applications.

3.7.2                     ~~If ICD elects to file its own IND,~~ To support the NCI IND, Collaborator agrees to provide ~~ICD~~ NCI with background data and information necessary to support the IND, either directly or by way of cross reference as provided in the next sentence.  Collaborator further agrees to provide a letter of cross-reference to all pertinent regulatory filings including any IND(s)_and/or DMF(s) sponsored by Collaborator.  Collaborator’s employees will be reasonably available to respond to inquiries from the FDA regarding information and data contained in the Collaborator’s IND, DMF, other filings, or other information and data provided to ~~ICD~~ DCTD by the Collaborator pursuant to this Article 3.7.  If ~~ICD~~ DCTD has provided information or data to assist Collaborator in its IND filing, ~~ICD~~ DCTD will provide a letter of cross reference to its IND and respond to inquiries related to information provided by ~~ICD~~ DCTD, as applicable.

3.7.3                     If Collaborator supplies Confidential Information to ~~ICD~~ DCTD in support of an IND filed by ~~ICD~~ DCTD, this information will be protected in accordance with the corresponding confidentiality provisions of Article 8.

3.7.4                     Collaborator or NCI may sponsor its own clinical trials and hold its own IND for studies which may be performed within or outside the scope of this CRADA and Research Plan.  Collaborator and ICD shall use reasonable efforts to coordinate the ICD-sponsored studies under this CRADA and the Collaborator-sponsored studies so that these studies do not ~~These studies, however, should not~~ adversely affect the ability to accomplish the goal of the Research Plan or Collaborator’s clinical development plans, for example, by competing for the same study population.  All data from ~~those~~ the clinical trials or studies conducted outside of the scope of the CRADA by Collaborator are proprietary to Collaborator for purposes of this CRADA.  Collaborator and NCI mutually agree to notify the other party in advance of the initiation by Collaborator or NCI of any clinical study outside of the scope of the CRADA which involves an Investigational Agent.

3.7.5                     In the event that Canadian institutions are participating on DCTD-sponsored clinical trials, Collaborator will need to assist in the submission of the regulatory documents to the Canadian Health Products and Food Branch to allow for such participation.  This may include a letter of cross-reference to an existing Clinical Trials Application or a DMF, including supporting documentation on the production of the Investigational Agent.  The forms and procedures for preparing Canadian CTAs are available at http://www.hc-sc.gc.ca/dhp-mps/prodpharma/applic-demande/form/index-eng.php

3.7.6                     In the event that other international Clinical Research Sites are participating on the NCI-sponsored Protocols, Collaborator will assist the international participant in the submission of necessary regulatory documents to allow for such participation.  The international participant will work directly with the Collaborator to obtain the necessary regulatory documents.  The Collaborator contact for international participants will be Heidi Petersen, heidi.petersen@bn-it.com, (650) 681-4656).

Amend Article 3.8

3.8                               Research Agent and Investigational Agent ~~Test Article~~ Information and Supply.  Collaborator agrees to provide ~~ICD~~ NCI without charge and on a schedule that will ensure adequate and timely performance of the research, a sufficient quantity of formulated and acceptably labeled, clinical-grade Investigational Agent ~~Test Article~~(and, as required by the Protocol(s), Placebo) to complete the clinical trial(s) agreed to and approved under this CRADA and, as agreed in the Research Plan, a sufficient quantity of Research Agent to complete preclinical studies agreed to and approved under this CRADA.  Collaborator will provide a Certificate of Analysis to ~~ICD~~ NCI for each lot of the ~~Test Article~~ Investigational Agent provided.  Investigational Agent should be suitable for shipment to all countries and sites participating in NCI-sponsored clinical trials.  NCI does not maintain country-specific Investigational Agent supplies.  It is understood that NCI shall take responsibility for and reasonable steps to maintain appropriate records and assure appropriate supply, handling, storage distribution and usage of these materials in accordance with the terms of this Agreement, the Protocol(s) and any applicable laws and regulations relating thereto.  Notwithstanding the foregoing, ICD acknowledges that Collaborator will be required to develop an appropriate manufacturing process, test such process, and qualify an appropriate manufacturing facility, all as required by the FDA and cGMP, before the manufacture of cGMP Investigational Agent for provision to NCI can commence, and that the development of an appropriate manufacturing process depends upon the receipt of manufacturing-related information in the possession of ICD.

NCI will provide updated forecasts of amounts of Investigational Agent anticipated for ongoing and anticipated studies.  Collaborator further agrees to provide draft Investigational Agent labels to the NCI Pharmaceutical Management Branch (PMB) for review and agrees to reasonable labeling revisions to comply with NCI label guidelines.  NCI NSC (National Service Center) numbers will be required to be on the label of Investigational Agent for all NCI-sponsored clinical trials.

Furthermore, Collaborator agrees to provide without charge Investigational Agent or unformulated analytical grade Investigational Agent or metabolites, if available, to NCI to supply to NCI investigators for the development of mutually agreed upon analytical essays, ancillary correlative studies and non-clinical studies conducted in conjunction with NCI-sponsored Protocols.

Collaborator agrees to allow Investigational Agent and Research Agent, as provided in the Research Plan, to be distributed to NCI investigators for mutually agreeable non-clinical studies as set forth in the Research Plan designed to enhance the basic understanding and development of Test Articles.  These will include non-clinical studies designed to support clinical trials in pediatric patients; non-clinical combination studies to provide data in support of a clinical trial and other pertinent requests.  All NCI investigators will sign Material Transfer Agreements (MTAs) that acknowledge the proprietary nature of the Test Articles to Collaborator and with respect to Investigational Agent and Research Agents.  MTAs for NCI investigators under a Funding Agreement will include intellectual property and publication provisions consistent with those in this Agreement and the appropriate version of CTEP’s Intellectual Property Option to Collaborator (web site: http://ctep.info.nih.gov/industryCollaborations2./default.htm#guidelines_for_collaborations ).

The Parties shall agree upon the Party to take the lead in preparing the Investigator’s Brochure (IB) for Investigational Agent.  The Party that does not prepare the IB shall provide the other Party with information in its possession as reasonably requested by the preparing Party to support the preparation of the IB and all subsequent revisions/editions.  If NCI prepares the IB, Collaborator will also be responsible for the costs associated with the preparation of the IB as detailed in Appendix B.  In addition to being filed to the NCI IND, the IB will be on file in the PMB and will be distributed to all Investigators participating on a clinical trial using the Investigational Agent.  Distribution will be accompanied by a statement about the confidentiality of the document and it is anticipated that distribution will be electronic.  All electronic distribution will be done using Adobe Acrobat PDF.  Any IB received by the PMB that is not in this format will be converted before distribution.  Hard copy IBs should be sent to IB Coordinator, Pharmaceutical Management Branch, CTEP, DCTD, NCI, 6130 Executive Blvd, Room 7149, Rockville, MD 20852.  Electronic versions should be emailed to the IB Coordinator at IBCoordinator@mail.nih.gov.

Amend Article 3.9

3.9                               ~~Test Article~~ Investigational Agent or Research Agent Delivery and Usage.  Collaborator will ship the ~~Test Article~~ Investigational Agent and, if required, Placebo to ~~ICD~~ NCI or its designee in containers marked in accordance with 21 C.F.R. § 312.6.  Any Investigational Agent sent to the NCI Clinical Repository shall be sent from a U.S. facility and not directly from the foreign manufacturer.  In other words, the Collaborator will be responsible for importing/shipping of the materials from the foreign manufacturer to their U.S. facility, then to the NCI Clinical Repository.  NCI agrees and will assure that appropriate records of Test Articles are kept and will take reasonable steps to ensure the Investigational Agent is used in accordance with the applicable protocols and FDA regulations.  ~~ICD agrees that the Clinical Investigators will keep appropriate records and take reasonable steps to ensure that the Test Article is used in accordance with the~~

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

~~Protocol(s) and applicable FDA regulations.~~  In addition, ~~ICD~~ NCI agrees that all Clinical and DCTD Investigators will agree that the ~~Test Article~~ Investigational Agent and Research Agent (and all Confidential Information supplied by Collaborator relating to the ~~Test Article~~ Investigational Agent and Research Agent) will be used solely for the conduct of the CRADA research and development activities.  Furthermore, ~~ICD~~ NCI agrees that no analysis or modification of the ~~Test Article~~ Investigational Agent or Research Agent will be performed without Collaborator’s prior written consent.  At the completion of the Research Plan or when an Investigational Agent or Research Agent supply is no longer suitable for clinical or preclinical use, NCI will assure that any unused quantity of ~~Test Article~~ Investigational Agent and Research Agent will be returned to Collaborator at Collaborator’s expense or disposed of as directed by Collaborator at Collaborator’s expense.  ~~Pharmacy contacts at ICD or its designee will be determined by ICD and communicated to Collaborator.~~  The contact person for NCI will be [***] and the Collaborator contact will be [***].

Amend Article 3.10

3.10                        Monitoring and Auditing.

3.10.1              ~~The Sponsor or its designee~~ NCI will be primarily responsible for monitoring clinical sites and for assuring the quality of all clinical data for Protocols sponsored by NCI, unless otherwise stated in the Research Plan.  Monitoring will comply with ~~FDA Good Clinical Practice (International Conference on Harmonisation (ICH) E6: “Good Clinical Practice: Consolidated Guidance; 62 Federal Register 25, 691 (1997)).~~ the DCTD guidelines as described on the CTEP website at: http://ctep.info.nih.gov/branches/ctmb/clinicalTrials/monitoring_coop_ccop_ctsu.htm..  ~~The other Party may also perform quality assurance oversight.  The monitor will communicate significant Protocol violations and submit documentation of monitoring outcomes on Protocol insufficiencies to the other Party in a timely manner.~~  Collaborator will be primarily responsible for monitoring clinical sites and assuring the quality of al clinical data for Protocols sponsored by Collaborator.

3.10.2              Subject to the restrictions in Article 8 concerning IPI, and with reasonable advance notice and at reasonable times, ~~ICD~~ NCI will permit Collaborator or its designee(s) access to laboratories and Clinical Research Sites ~~clinical site(s)~~ to monitor and/or audit the conduct of the research~~, as well as~~.  Collaborator may also make arrangements with NCI at the completion of a protocol to audit source documents containing Raw Data, at Collaborator’s expense, to the extent necessary to verify compliance with FDA Good Laboratory Practices and Good Clinical Practice and the Protocol(s).

Amend Article 3.11

3.11                        FDA Meetings/Communications.  All formal meetings with the FDA concerning any clinical trial within the scope of the Research Plan will be discussed by Collaborator and ICD in advance.  Each Party reserves the right to take part in setting the agenda for, to attend, and to participate in these meetings.  Each Party ~~The Sponsor~~ will provide the other Party with copies of FDA meeting minutes, all transmittal letters for IND submissions, IND safety reports, formal questions and responses that have been submitted to the FDA, Annual Reports, and official FDA correspondence, pertaining either to the INDs under this CRADA or to the Clinical Investigators on Protocols performed in accordance with the Research Plan, except to the extent that those documents contain the proprietary information of a third party or dissemination is prohibited by law.

Add a new Article 3.12

3.12                        Steering Committee and CRADA Research.  The Parties agree to establish a Steering Committee comprising at least the CRADA Principal Investigators to conduct and monitor the proposed and ongoing clinical studies and non-clinical research of the Investigational Agent and Research Agents in accordance with the CRADA Research Plan.  The Parties shall have an equal number of members of the Steering Committee.  Members of the Steering Committee shall continue to remain employed by their respective employers under their respective terms of employment.

The Steering Committee will meet at least once each six months on a mutually-agreeable date and time, and may meet more often as necessary to monitor the ongoing clinical studies and non-clinical research conducted pursuant to the Research Plan.  A meeting of the Steering Committee may be initiated by the Principal Investigator for either party on written notice which will include a proposed agenda for the meeting.  The agenda for each meeting will include a report on the status and results to date for each active clinical trial or non-clinical research study.  The Steering Committee will endeavor to make all decisions by consensus.

The non clinical and clinical development of Investigational Agent and Research Agents under the CRADA Research Plan shall be a collaborative undertaking by Collaborator and NCI.  Details of this development beyond those set forth in the CRADA Research Plan shall be formulated and/or discussed in Steering Committee meeting(s) before implementation of large-scale or resource intensive clinical studies.  The clinical development plans for studies that are sponsored by NCI that are formulated by the Steering Committee shall be implemented either intramurally at the NCI or extramurally under NCI-sponsored Funding Agreements.

Additional CRADA information, including Steering Committee meeting reports, Protocol Review Committee records, clinical trial Protocols, Institutional Review Board approval

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

information.  IND and general regulatory information, and non-clinical and clinical data in NCI’s possession and control shall remain on file with NCI and available for review and, as appropriate under this CRADA, for copying by Collaborator.  ICD agrees to provide copies of any CRADA Data reasonably requested by Collaborator to support any Collaborator regulatory filing in any jurisdiction and to provide Collaborator with a right of cross reference to any IND sponsored by NCI under this CRADA.

In the event of any conflict, the provisions of this Article 3.12prevail over any contrary provision of Appendix A.

Add a new Article 3.13

3.13                        Clinical Protocols.  For CTEP/NCI-sponsored clinical trials.  Clinical protocol Letters of Intent (LOI) or concepts for each study within the scope of the CRADA Research Plan will be solicited by CTEP from selected intramural and extramural Clinical Investigators.  Clinical protocols from each DCTD- and Collaborator-approved LOI or concept will describe in detail the research to be conducted at each center and must be submitted to the Protocol Review Committee (PRC) for review and approval prior to implementation.  Each clinical protocol received by NCI will be forwarded electronically to Collaborator for review and comment approximately two weeks before it is reviewed by the PRC.  Comments from Collaborator received by CTEP before the PRC meeting will be discussed by the PRC, will be given due consideration, and will be incorporated into the protocol, absent good cause.  Comments from either Collaborator or the CTEP staff that are agreed upon in the PRC meeting will be formatted as a consensus review, which is returned to the Clinical Investigator for necessary and/or suggested changes before the protocol can be given final approval and submitted to the FDA.  A copy of the final approved Protocol will be forwarded to Collaborator within 24 to 48 hours of its submission to the FDA.

Amend Article 4.2

4.2                               Final Research and Development Reports.  ICD and Collaborator will share CRADA Data as it is developed pursuant to the Research Plan, and will provide final reports of the results of non-clinical studies [***] of the completion of the study and final reports of the results of clinical trials [***] of the completion of the trial if available.  Collaborator may contract directly with the extramural Clinical Investigators for preparation of a final report if no publication is provided.  ~~The Parties will exchange final reports of their results [***] after the expiration or termination of this CRADA.~~  These reports will set forth the technical progress made; any publications arising from the research; and the existence of invention disclosures of potential CRADA Subject Inventions and/or any corresponding Patent Applications.  Abstracts and publications provided to CTEP by investigators and further provided by CTEP to Collaborator will fulfill this final report obligation.  Source documents from clinical studies under this CRADA containing Raw Data in the possession of either Party shall be made available to the other Party upon reasonable request for review and, as appropriate under this CRADA, for copying.

Amend Article 4.3

4.3                               Fiscal Reports.  If Collaborator has agreed to provide funding to ICD under this CRADA and upon the request of Collaborator, ICD will submit to Collaborator a statement of all costs incurred by ICD for the CRADA ~~then~~ concurrent with the exchange of final research and development reports according to Paragraph 4.2, ICD will submit to Collaborator a statement of all costs incurred by ICD for the CRADA, If the CRADA has been terminated, ICD will specify any costs incurred before the date of termination for which ICD has not received funds from Collaborator, as well as for all reasonable termination costs including the cost of returning Collaborator property or removal of abandoned Collaborator property, for which Collaborator will be responsible.

Amend Article 4.4

4.4                               Safety Reports.  In accordance with FDA requirements, for clinical studies conducted under this CRADA, the Sponsor of the study ~~of NCI~~ will establish and maintain records and submit safety reports to the FDA, as required by 21 C.F.R. § 312.32 and 21 C.F.R. 812.150(b)(1), or other applicable regulations.  In the conduct of clinical research under this CRADA, the Parties will comply with specific ICD guidelines and policies for reporting ADEs and AEs, as well as procedures specified in the Protocol(s).  The Sponsor must provide the other Party with copies of all Safety Reports concurrently with their submission to the FDA, and with any other information affecting the safety of Human Subjects in research conducted under this CRADA.  If CTEP/NCI is the IND sponsor, DCTD shall report all serious and unexpected Adverse Events to FDA in accordance with the reporting obligations of 21 CFR 312.32 and will, within 24 to 48 hours of notification to FDA, forward all such reports to Collaborator.  All other Adverse Event reports received by DCTD shall be reported to the FDA consistent with 21 CFR 312.32 and 312.33.  In the event that Collaborator informs the FDA of any_serious and/or unexpected Adverse Events related to clinical trials of the Investigational Agent, Collaborator must notify the NCI at the same time by sending the reports to CTEPSupportAE@tech-res.com.  NCI will then notify the Clinical Investigator(s) conducting studies under DCTD-sponsored protocols, if appropriate.

Amend Article 4.5

4.5                               Annual Reports.  ~~The Sponsor~~ NCI as Sponsor will provide ~~the other Party~~ Collaborator a copy of the Annual Report concurrently with the submission of the Annual Report to the FDA.  Annual Reports will be kept confidential in accordance with Article 8.  Collaborator will provide DCTD with a copy of its Annual Report to the FDA if Collaborator is sponsoring studies of Investigational Agent under its own IND.

Amend Article 6.1

6.1                               Ownership of CRADA Subject Inventions, CRADA Data, and CRADA Materials.  Subject to the Government license described in Paragraph 7.5, the sharing requirements of Paragraph 8.1 and the regulatory filing requirements of Paragraph 8.2, the producing Party will retain sole ownership of and title to all CRADA Subject Inventions, all copies of CRADA Data, and all CRADA Materials produced solely by its employee(s).  The Parties will own jointly all CRADA Subject Inventions invented jointly and all CRADA Materials developed jointly.  A PHS contractor’s or grantee’s rights in data it generates will not be affected by this CRADA; provided, however, that ICD will use its reasonable efforts to require each such contractor or grantee to share such data with and permit use of such data by Collaborator in accordance with the terms of this CRADA.

Amend Article 6.3

6.3                               Filing of Patent Applications.  Each Party will make timely decisions regarding the filing of Patent Applications on the CRADA Subject Inventions made solely by its employee(s), and will notify the other Party in advance of filing.  Collaborator will have the first opportunity to file a Patent Application on joint CRADA Subject Inventions and will notify PHS of its decision within sixty (60) days of an Invention being reported or at least thirty (30) days before any patent filing deadline, whichever occurs sooner.  If Collaborator fails to notify PHS of its decision within that time period or notifies PHS of its decision not to file a Patent Application, then PHS has the right to file a Patent Application on the joint CRADA Subject Invention.  Neither Party will be obligated to file a Patent Application; provided, however, that at the written request of Collaborator and at Collaborator’s sole cost and expense.  Collaborator may request for ICD to file a Patent Application on any CRADA Subject Invention made solely by ICD employee(s).  Collaborator will place the following statement in any Patent Application it files on a CRADA Subject Invention: “This invention was created in the performance of a Cooperative Research and Development Agreement with the National Cancer Institute, National Institutes of Health, an Agency of the Department of Health and Human Services.  The Government of the United States has certain rights in this invention.” If either Party files a Patent Application on a joint CRADA Subject Invention, then the filing Party will include a statement within the Patent Application that clearly identifies the Parties and states that the joint CRADA Subject Invention was made under this CRADA.

Amend Article 7.2

7.2                               Collaborator’s License Option to CRADA Subject Inventions.  With respect to Government rights to any CRADA Subject Invention made solely by an ICD employee(s) or made jointly by an ICD employee(s) and a Collaborator employee(s) for which a Patent Application was filed, PHS hereby grants to Collaborator an exclusive option to elect an exclusive, or co-exclusive, if applicable, or nonexclusive commercialization license.  The option to elect a co-exclusive license shall apply when a CRADA Subject Invention is also a CRADA Subject Invention under another CRADA resulting from mutually agreed upon studies as described in Article 8.9 and the field of use of this co-exclusive license shall be to the use of the combination of the Investigational Agent with another agent(s) commensurate with the scope of the Research Plan.  The license will be substantially in the form of the appropriate model.  PHS license agreement and will fairly reflect the nature of the CRADA Subject Invention, the relative contributions of the Parties to the CRADA Subject Invention and the CRADA, a plan for the development and marketing of the CRADA Subject Invention, the risks incurred by Collaborator, and the costs of subsequent research and development needed to bring the CRADA Subject Invention to the marketplace.  The field of use of the license will not exceed the scope of the Research Plan.

Amend Article 7.3

7.3                               Exercise of Collaborator’s License Option.  To exercise the option of Paragraph 7.2 Collaborator must submit a written notice to the PHS Patenting and Licensing Contact identified on the Contacts Information Page (and provide a copy to the ICD Contact for CRADA Notices) within three (3) months after either (i) Collaborator receives written notice from PHS that the Patent Application has been filed or (ii) the date on which Collaborator files the Patent Application.  The written notice exercising this option will include a completed “Application for License to Public Health Service Inventions” and will initiate a negotiation period that expires nine (9) months after the exercise of the option.  If PHS has not responded in writing to the last proposal by Collaborator within this nine (9) month period, the negotiation period will be extended to expire one (1) month after PHS so responds, during which month Collaborator may accept in writing the final license proposal of PHS.  In the absence of Collaborator’s exercise of the option, or upon election of a nonexclusive license, PHS will be free to license the CRADA Subject Invention to others.  These time periods may be extended at the sole discretion of PHS upon good cause shown in writing by Collaborator.

Amend Article 7.6

7.6                               Third Party License.  Pursuant to 15 U.S.C. § 3710a(b)(1)(B), if PHS grants Collaborator an exclusive or co-exclusive license to a CRADA Subject Invention made solely by an ICD employee or jointly with a Collaborator employee, the Government will retain the right to require Collaborator to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the CRADA Subject Invention in Collaborator’s licensed field of use on terms that are reasonable under the circumstances; or, if Collaborator fails to grant a license, to grant a license itself.  The exercise of these rights by the Government will only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Collaborator, (ii) the action is necessary to meet requirements for public use specified by federal regulations, and such requirements are not reasonably satisfied by Collaborator; or (iii) Collaborator has failed to comply with an agreement containing provisions described in 15 U.S.C. § 3710a(c)(4)(B).  The determination made by the Government under this Paragraph is subject to administrative appeal and judicial review under 35 U.S.C. § 203(b).

Amend Article 8.1

8.1                               Right of Access to CRADA Data and CRADA Materials.  ICD and Collaborator agree to exchange all CRADA Data and to share all CRADA Materials.  If the CRADA is terminated pursuant to Articles 10.2 or 10.3, both Parties agree to provide CRADA Materials in quantities needed to complete the Research Plan; provided, however, that either Party’s obligation shall be limited to supplying quantities of CRADA Materials sufficient to complete activities under the Research Plan for the first twelve (12) months following termination of the CRADA.  Such provision will occur before the termination date of the CRADA or sooner, if required by the Research Plan.  If Collaborator possesses any human biological specimens from clinical trials under the CRADA, the specimens must be handled as described in the Protocol or as otherwise directed by ICD before the termination date of the CRADA.

Amend Article 8.2

8.2                               Use of CRADA Data, non-clinical Raw Data, clinical Raw Data without IPI and CRADA Materials.  The Parties will be free to utilize CRADA Data and CRADA Materials internally for their own purposes, consistent with their obligations under this CRADA.  ICD may share CRADA Data or CRADA Materials with any contractors, grantees, or agents it has engaged to conduct the CRADA research and development activities, provided the obligations of this Article 8.2 are simultaneously conveyed.  Collaborator may use CRADA Data, non-clinical Raw Data, clinical Raw Data without IPI and CRADA Materials for the research, development and commercialization of Test Articles and/or Investigational Agent and may share CRADA Data, non-clinical Raw Data, clinical Raw Data without IPI or CRADA Materials with its Affiliates and development partners, and may share CRADA Data, non-clinical Raw Data, clinical Raw Data without IPI and CRADA Materials with any contractors~~, Affiliates,~~ or agents it has engaged to conduct the CRADA research and development activities, provided the obligations of this Article 8.2 are simultaneously conveyed.  Any supply of non-clinical Raw Data or clinical Raw Data without IPI between the Parties will be consistent with the requirements of Article 4.2, namely, that it will be made available to the other Party upon reasonable request for review and, as appropriate under this CRADA, for copying.

8.2.1                     CRADA Data.

Collaborator and ICD will use reasonable efforts to keep descriptions of CRADA Materials confidential until published or until corresponding Patent Applications are filed.  Collaborator acknowledges that the basic research mission of PHS includes sharing with third parties for further research those research resources made in whole or in part with NIH funding.  Consistent with this mission and the tenets articulated in “Sharing of Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts,” December 1999, available at http://www.ott.nih.gov/policy/research_tool.aspx, following publication either Party may make available to third parties for further research those CRADA Materials made jointly by both PHS and Collaborator.  Notwithstanding the above, if those joint CRADA Materials are the subject of a pending Patent Application or a Patent, or were created using a patent-pending or patented material or technology, the Parties may agree to restrict distribution or freely distribute them.  Collaborator appreciates the need of ICD to advance its basic cancer research mission, and therefore will permit ICD to distribute jointly developed CRADA Materials, irrespective of patent protection, to academic institutions under material transfer agreements subject to review of the proposed research by Collaborator.  Either Party may distribute those CRADA Materials made solely by the other Party only upon written consent from that other Party or that other Party’s designee.

8.2.3                     Raw Data containing IPI.

ICD will provide Collaborator access to Source documents which contain Raw Data containing IPI for any safety and regulatory filing with permitted use of that data by Collaborator consistent with the provisions of Article 4.2 and Article 8.10.  ICD will also provide Collaborator access to Raw Data which has had IPI removed.  for performing clinical and scientific research (including internal analyses) and medical product development in connection with Test Articles(s) and/or Investigational Agent.

Amend Article 8.6

8.6                               Duration of Confidentiality Obligation.  The obligation to maintain the confidentiality of Confidential Information will expire at the earlier of the date when the information is no longer Confidential Information as defined in Article 2 or three (3) years after the expiration or termination date of this CRADA, except for IPI, for which the obligation to maintain confidentiality will extend indefinitely, and manufacturing know how and information related to poxvirus-based cancer vaccine process development for which the obligation to maintain confidentiality shall extend until such information is no longer Confidential Information.  Collaborator may request an extension to this term when necessary to protect Confidential Information relating to products not yet commercialized.

Amend Article 8.7

8.7                               Publication.  The Parties are encouraged to make publicly available the results of their research and development activities.  Before ~~either Party~~ Collaborator or NCI CCR investigator(s) submits a paper or abstract for publication ~~or otherwise intends to publicly~~

~~disclose information~~ about a CRADA Subject Invention, CRADA Data, or CRADA Materials, the other Party will have thirty (30) days to review proposed manuscripts and three (3) business days to review proposed abstracts to assure that Confidential Information is protected.  Either Party may request in writing that the a proposed publication ~~or other disclosure~~ be delayed for up to thirty (30) additional days as necessary to file a Patent Application.  Manuscripts to be submitted for publication by NCI non-CCR investigators will be sent to NCI’s Regulatory Affairs Branch [NCICTEPpubs@mail.nih.gov] for forwarding to Collaborator for review as soon as they are received and in compliance with the timelines outlined above, to allow for preservation of U.S. or foreign patent rights.  In addition, NCI non-CCR investigators will provide all manuscripts and abstracts to NCI’s Regulatory Affairs Branch [NCICTEPpubs@mail.nih.gov] at the same time they provide them to Collaborator.  Abstracts to be presented by NCI investigators will be sent to NCI’s Regulatory Affairs Branch [aNCICTEP.pubs@mail.nih.gov] for forwarding to Collaborator as soon as they, are received, preferably no less than three (3) business days.

Amend Article 8.8

8.8                               Investigators’ Research and Development Activities.  In pursuing the development of Investigational Agent and Research Agents pursuant to this CRADA.  NCI may utilize contractors and extramural investigators that are not NCI employees for part or all of the completion of this Research Plan, which may cover non-clinical and clinical studies.  Participation in DCTD-sponsored clinical trials by these investigators shall be determined after competitive solicitation and review of Protocol Letters of Intent (LOIs) and study protocols by CTEP,NCI.  All Funding Agreements, for the conduct of extramural clinical trials will include CTEP’s Intellectual Property Option to Collaborator.  Terms of Award Addition, offering Collaborator first rights of negotiation to extramural inventions (web site: http://ctep.info.nih.gov/industryCollaborations2/default.htm#guidelines_for_collaboratio ns).  Although this CRADA does not grant to Collaborator any rights to Inventions made or Raw Data generated by ~~ICD’s~~ NCI’s contractors or grantees, as they are not parties to this CRADA, ~~ICD~~ NCI agrees that:

8.8.1                     Subject to the other provisions of Article 8 of this CRADA, ICD will ~~maintain, to the extent permitted by law, all Clinical Data in ICD’s NCI’s Possession and Control as Confidential Information, and~~ maintain, to the extent permitted by law, all CRADA Data in its possession and control in confidence and make ~~them~~ CRADA Data available to Collaborator for its own use for any purpose consistent with this CRADA and Collaborator’s Patent License and for exclusive use in obtaining regulatory approval for the commercial marketing of Test Article(s) and related CRADA Subject Inventions.  Similarly, ICD will also maintain, to the extent permitted by law, all data generated in non-clinical studies that are in its possession and control in confidence and make them available to Collaborator for its own use for any purpose consistent with this CRADA and Collaborator’s

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Patent License and for use in obtaining regulatory approval for the commercial marketing of Test Articles and related CRADA Subject Inventions.  Collaborator will not publish any such data provided under the CRADA without NCI’s permission.  Accordingly, said data shall not be transferable by Collaborator to any third party, except to Collaborator Affiliates and development partners, without the written permission of the NCI.  Following NCI’s permission, the third party shall enter into a Confidential Disclosure Agreement with the NCI and Collaborator, if requested by NCI, before any data can be transferred.  The Parties agree that the forgoing restrictions on publication do not apply to data submitted in connection with any regulatory filing by Collaborator.

8.8.2                     With regard to Collaborator’s or its Affiliate(s)’ Confidential Information, ~~ICD~~ NCI will require the ~~Clinical~~ Investigators to agree to confidentiality provisions at least as restrictive as those provided in this CRADA and to Collaborator’s use of data in accordance with Paragraph 8.8.1 for obtaining regulatory approval for marketing Test Articles.

8.8.3                     If Collaborator wants access to Raw Data or any other data in the possession of the Clinical Investigators working with ~~Test Article~~ Investigational Agent under a Funding Agreement or other agreements, Collaborator must first contact the ~~CRADA PI~~ [***].  Subsequent to authorization by RAB, Collaborator may directly contact the Clinical Investigators.  Collaborator will bear any costs associated with Raw Data provided in formats customized for Collaborator, which costs will be paid by Collaborator directly to the Clinical Investigators.

8.8.4                     Collaborator’s right to access CRADA Data and Raw Data ~~Clinical Data in ICD’s Possession and Control~~ under Paragraph 8.8 is dependent upon Collaborator’s continued development and commercialization of an Investigational Agent.  If Collaborator fails to continue development or commercialization of at least one Investigational Agent without the transfer of its development efforts to another party within ninety (90) days of discontinuation, ~~ICD~~ NCI has the right to make CRADA Data and Raw Data ~~Clinical Data in ICD’s Possession and Control~~ available to a third party.  For purposes of clarity, advancement of only one Investigational Agent for development and commercialization does not relieve Collaborator of the responsibility to continue to provide GMP grade poxviral vaccines as enumerated in the Workscope section of Appendix A.

Add a new Article 8.9

8.9                               Multi-Party Data Rights.  For clinical protocol(s) where Investigational Agent is used in combination with another investigational agent supplied to NCI pursuant to a CTA or CRADA between NCI and an entity not a Party to this CRADA [‘hereinafter referred to as

“Third Party”], the access and use of Multi-Party Data by the Collaborator and Third Party shall be co-exclusive as follows:

8.9.1                     NCI will provide both Collaborator and Third Party with notice regarding the existence and nature of the agreements governing their collaborations with NIH, the design of the proposed combination protocol(s), and the existence of any obligations that might restrict NCI’s participation in the proposed combination protocols.

8.9.2                     Collaborator shall agree to permit use of the Multi-Party Data from these trials by Third Party to the extent necessary to allow Third Party to develop, obtain regulatory approval for, or commercialize its own investigational agent(s).  However, this provision will not apply unless Third Party also agrees to Collaborator’s reciprocal use of Multi-Party Data.

8.9.3                     Collaborator and Third Party must agree in writing by signing a drug approval form prior to the commencement of the combination trial(s) that each will use the Multi-Party Data solely for the development, regulatory approval, and commercialization of its own investigational agent(s).

Add a new Article 8.10

8.10                        Access, review and receipt of Identifiable Private Information.  For studies sponsored by NCI, Collaborator access to and review of Identifiable Private Information shall be only for on-site quality auditing.  Collaborator will receive Identifiable Private Information only if necessary for purposes of satisfying FDA or other health authorities’ reporting requirements, and for internal research purposes, directly related to obtaining regulatory approval of Investigational Agent.  Collaborator is prohibited from access, review, receipt, or use of such information for other purposes.  All IRB approved protocols and informed consent documents related to this research project will clearly describe this practice.  If the Collaborator will have access to Identifiable Private Information, the protocol and the informed consent must clearly state (i) the existence of the Collaborator; (ii) the Collaborator’s access to Identifiable Private Information, if any; and (iii) the extent to which confidentiality will be maintained.  For clinical protocol(s) involving a Third Party, the other party’s access, review, receipt, or use of Identifiable Private Information shall be subject to the same limitations as described in this Article 8.10.

Amend Article 9.1.2

9.1.2                     To the best of its knowledge and belief, neither ICD nor any of its personnel involved in this CRADA is presently subject to debarment or suspension by any agency of the Government which would directly affect its performance of the CRADA.  Should ICD ~~or~~ receive notice that any of its personnel or Clinical Investigators.  contractors or grantees involved in this CRADA may be debarred or suspended during the term of this CRADA,

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

ICD will notify Collaborator within thirty (30) days of receipt of such ~~final~~ notice.

Amend Article 9.2.2

9.2.2                     To the best of its knowledge and belief, ~~N~~neither Collaborator nor any of its personnel involved in this CRADA, including Affiliates, agents, and contractors are presently subject to debarment or suspension by any agency of the Government.  Should Collaborator receive notice that it or any of its personnel involved in this CRADA may be debarred or suspended during the term of this CRADA, Collaborator will notify ICD within thirty (30) days of receipt of such ~~final~~ notice.

Amend Article 9.2.4

9.2.4                     The ~~Test Article~~ Investigational Agent provided has been produced in accordance with the FDA’s current Good Manufacturing Practice set out in 21 C.F.R. §§ 210-211, and ICH QA7, and meets the specifications cited in the Certificate of Analysis and the information supplied by Collaborator for the ~~and~~ Investigator’s Brochure ~~provided~~.

Amend Article 10.3

10.3                        Unilateral Termination.  Either ICD or Collaborator may unilaterally terminate this CRADA at any time by providing written notice at least sixty (60) days before the desired termination date.  ICD may, at its option, retain funds transferred to ICD before unilateral termination by Collaborator for use in completing the Research Plan.  If Collaborator terminates this Agreement before the completion of all approved or active Protocol(s), then Collaborator will supply enough Test Article (and Placebo, if applicable) to complete these Protocol(s) unless termination is for safety concerns.  In the event of termination of the CRADA prior to the expiration date, or upon expiration of the CRADA.  Collaborator will continue to provide cross reference letters to its DMFs and/or INDs in order to enable ICD to complete the studies approved, initiated or active.

Amend Article 10.6

10.6                        Collaborator Failure to Continue Development.  If Collaborator suspends development of the ~~Test Article~~ Investigational Agents without the transfer of its active development efforts, assets, and obligations to a third party within [***] of discontinuation, Collaborator agrees that ICD may continue developing the ~~Test Article~~ Investigational Agent.  In that event, the following will apply:

10.6.1              Collaborator agrees to transfer to ICI all information necessary to enable ICD to contract for the manufacture of the ~~Test Article~~ Investigational Agent and, unless abandoned for reasons relating to safety as determined by the data safety monitoring board, to provide the ~~Test Article~~ Investigational Agent (and Placebo, if any) in Collaborator’s inventory to ICD.  In addition, Collaborator will cause to

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

be manufactured or arrange for an independent contractor to manufacture and provide Investigational Agent to NCI in sufficient quantity to complete (i) the preclinical and clinical studies of Investigational Agent then planned or (ii) for the preclinical and clinical studies then planned for the [***] following such discontinuation, whichever period is shorter.

10.6.2              Further, Collaborator hereby grants to ICD a nonexclusive, irrevocable, worldwide, paid-up license to practice, or have practiced for or on behalf of the Government, any Background Invention that Collaborator may currently have or will obtain on the ~~Test Article~~ Investigational Agent, its manufacture, or on any method of using the ~~Test Article~~ Investigational Agent for the indication(s) described in the Research Plan, including the right to sublicense to third parties.

Amend Article 12.2

12.2                        Indemnification and Liability.  Collaborator agrees to hold the Government harmless and to indemnify the Government for all liabilities, demands, damages, expenses and losses arising out of the use by Collaborator for any purpose of the CRADA Data, CRADA Materials or CRADA Subject Inventions produced in whole or part by ICD employees under this CRADA, unless due to breach of this Agreement or the negligence or willful misconduct of ICD, its employees, or agents.  The Government has no statutory authority to indemnify Collaborator.  Each Party otherwise will be liable for any claims or damages it incurs in connection with this CRADA, except that ICD, as an agency of the Government, assumes liability only to the extent provided under the Federal Tort Claims Act, 28 U.S.C. Chapter 171.

Amend Article 13.9

13.9                        Independent Contractors.  The relationship of the Parties to this CRADA is that of independent contractors and not agents of each other or joint venturers or partners.  Each Party will maintain sole and exclusive control over its personnel and operations.  If Collaborator elects to perform any portion of the Research Plan through a contractor or consultant.  Collaborator agrees to incorporate into such contract all provisions necessary to ensure that the work of such contractor or consultants is governed by the terms of the CRADA, including, but not limited to a provision for the assignment of inventions of the contractor or consultant to the Collaborator.

Amend Article 13.10

13.10                 Use of Name; Press Releases.  By entering into this CRADA, the Government does not directly or indirectly endorse any product or service that is or will be provided, whether directly or indirectly related to either this CRADA or to any patent or other intellectual-property license or agreement that implements this CRADA by Collaborator, its successors, assignees, or licensees.  Collaborator will not in any way state or imply that the Government or any of its organizational units or employees endorses any product or services.  Each Party agrees to provide proposed press releases that reference or rely upon the work under this CRADA to the other Party for review and comment at least five (5) business days before publication or such shorter time period as may be required by law or the rules of any securities exchange.  Either Party may disclose the Title and Abstract of the CRADA to the public without the approval of the other Party.

Amend Article 13.12

13.12                 Export Controls.  Collaborator agrees to comply with U.S. export law and regulations, including 21 U.S.C. 382 and 21 CFR Part 312.110.  If Collaborator has a need to transfer any CRADA Materials made in whole or in part by ICD, or ICD Materials, or ICD’s Confidential Information to a person located in a country other than the United States, to an Affiliate organized under the laws of a country other than the United States, or to an employee of Collaborator in the United States who is not a citizen or permanent resident of the United States, Collaborator will acquire any and all necessary export licenses and other appropriate authorizations.

Amend Article 13.13

13.13                 Entire Agreement.  This CRADA constitutes the entire agreement between the Parties concerning the subject matter of this CRADA and supersedes any prior understanding or written or oral agreement.  More specifically, the confidentiality provisions of this CRADA are to supersede CDA NCI Ref. # 5994 (now expired) and CDA NCI Ref. # 6482.

Amend Article 13.14

13.14                 Survivability.  The provisions of Paragraphs 3.3, 3.4, 3.8, 4.2, 4.3, 4.4, 5.3, 5.4, 6.1-9.2, 10.3-10.6, 11.1, 11.2, 12.1-12.3, 13.1-13.3, 13.7, 13.10 and 13.14 will survive the expiration or early termination of this CRADA.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

CONFIDENTIAL	Amendment #1 to CRADA #02561
NCI-BN

Amendment #1 to
Cooperative Research and Development Agreement #02561

“The Preclinical Development of Recombinant Poxviruses and Clinical
Development of PANVAC As Vaccine Immunotherapies for the
Treatment and/or Prevention of Human Carcinomas
(non-Prostate, non-Melanoma)”

The purpose of this amendment is to change certain terms of the above-referenced Cooperative Research and Development Agreement (CRADA).  These changes are reflected below, and except for these changes, all other provisions of the original CRADA remain in full force and effect.

Additions are shown in underline and deletions are shown in ~~strikeout~~;
these changes are made relative to the executed CRADA.

The Parties agree as follows:

1.  The Collaborator Principal Investigator is changed from [***] to [***].

2.  Since the Collaborator changed its name from BN ImmunoTherapeutics, Inc. to Bavarian Nordic, Inc., the name BN ImmunoTherapeutics, Inc. is replaced by Bavarian Nordic, Inc. throughout the CRADA.  Also, the abbreviation BNIT is replaced by BN throughout the CRADA.

3.  The CRADA’s title is modified to read as follows:

“The Preclinical Development of Recombinant Poxviruses and Clinical Development of PANVAC As Vaccine Immunotherapies for the Treatment and/or Prevention of Human Carcinomas (non-Prostate, non-Melanoma~~, non-Colorectal~~)

4.  The “ABSTRACT OF THE RESEARCH PLAN” listed on the Summary Page is modified to read as follows:

~~BN ImmuneTherapeutics, Inc.~~ Bavarian Nordic, Inc. and the National Cancer Institute, National Institutes of Health, will collaborate under a Cooperative Research and Development Agreement on the preclinical and clinical development of PANVAC and other recombinant poxviruses expressing tumor-associated antigens as potential vaccines for the prevention and/or treatment of human carcinomas (non-Prostate, non-Melanoma~~, non-Colorectal~~).

1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

5.  The “GOAL OF THIS CRADA” section in Appendix A is modified to read as follows:

The principal goal of this CRADA is to develop recombinant poxviruses as vaccines that can be used for the therapy and/or prevention of specific human carcinomas.  A second principal goal is to further the clinical development of PANVAC™ (also referred to as “Investigational Agent” or “Test Article”), an existing poxvirus-based vaccine, for purposes of the same.

The scope of this CRADA including any in vitro and in vivo testing conducted by Dr. Jeffrey Schlom’s laboratory is strictly limited to the development of recombinant poxviruses encoding for tumor-associated antigens, cytokines, and/or immunostimulatory molecules as vaccine immunotherapies for the treatment and prevention of cancer and more specifically, solid cancer tumors of the breast, lung, ovary, liver, gastric system, bladder, kidney and pancreas.  For purposes of clarity, the scope of the CRADA research specifically excludes: (I) non-solid tumor cancer indications that comprise hematological cancers, (2) prostate~~,~~ and melanoma ~~and colorectal cancer~~, and (3) vaccine immunotherapies which make use of canary poxvirus vectors, NYVAC (a high attenuated vaccinia strain of virus), non-viral eukaryotic expression vectors and recombinant yeast vectors.

6.  Appendix A’s Work Scope section under “Contributions of NCI” under “II. Clinical studies” is modified to read as follows:

II.  Clinical studies

[***]

7.  Appendix A’s Work Scope section under “Contributions of BNIT” is modified to read as follows:

[***]

2

8.  Add the following to the end of the “NCI Patent Applications” section in Appendix A:

A Federal Register notice was advertised on May 30, 2012, announcing the NIH’s intent to grant an exclusive license to the Collaborator, and NIH and the Collaborator subsequently executed an exclusive license (HHS Ref. No. L-095-2013 or “Patent License #2”).  The field of use of the licensed patent rights in Patent License #2 is for the development of human therapeutics/vaccine for the treatment of colorectal cancer specifically using Pox-Virus based delivery formulations.  For the avoidance of doubt, delivery formulations shall exclude all other delivery formulations including but not limited to canary poxvirus vectors, NYVAC, non-viral eukaryotic expression vectors, recombinant yeast vectors, adjuvant-based delivery formulations and other non-pox viral vectors.

The following intellectual property is included in Patent License #2:

Group I—Exclusive Licensed Patent Rights

1.                                      HHS Ref. No. E—099—1996/0—US—01;

2.                                      HHS Ref. No. E—099—1996/0—PCT—02;

3.                                      HHS Ref. No. E—099—1996/0—US—07;

4.                                      HHS Ref. No. E—099—1996/0—US—08;

5.                                      HHS Ref. No. E—099—1996/0—EP—05;

6.                                      HHS Ref. No. E—099—1996/0—EP—17 and HHS Ref. No. E—099—1996/0—JP—06;

7.                                      HHS Ref. No. E—099—1996/0—AU—03;

8.                                      HHS Ref. No. E—099—1996/0—CA—04;

9.                                      HHS Ref. No. E—087—2005/0—US—01;

10.                               HHS Ref. No. E—0872005/0—US—03;

11.                               HHS Ref. No. E—088—2005/0—US—01;

12.                               HHS Ref. No. E—088—2005/0—US—03;

13.                               HHS Ref. No. E—154—1998/0—US—01:

14.                               HHS Ref. No. E—154—1998/0—PCT—02;

15.                               HHS Ref. No. E—154—1998/0—US—07;

16.                               HHS Ref. No. E—259—1994/2—PCT—01;

17.                               HHS Ref. No. E—259—199413—PCT—02;

18.                               HHS Ref. No. E—259—1994/3—US—01;

19.                               HHS Ref. No. E—259—1994/3—US—08;

20.                               HHS Ref. No. E—260—1994/2—PCT—01;

21.                               HHS Ref. Nos. E—260—1994/1—US—03; US—02, US—01; HHS Ref. Nos. E—260—1994/1—US—04 and US—05;

22.                               HHS Ref. Nos. E—260—1994/2—EP—15, EP—16 and EP—27; HHS Ref. No. E—260—1994/2—JP—25; HHS Ref. No. E—260—1994/2—JP—21, JP—25 and JP—26; HHS Ref No. E—260—1994/2—AU—11; HHS Ref. No. E—260—1994/2—CA—12;

3

23.                               HHS Ref. No. E—187—2000/0—US—01;

24.                               HHS Ref. No. E—187—2000/0—PCT—02;

25.                               HHS Ref. No. E—187—2000/0—CA—05; HHS Ref. No. E—187—2000/0—AU—06; HHS Ref. No. E—187—2000/0—JP—07; HHS Ref. No. E—187—2000/0—HK—08;

26.                               HHS Ref. No. E—104—2006/0—US—01;

27.                               HHS Ref. No. E—104—2006/0—PCT—02;

28.                               HHS Ref. No. E—104—2006/0—US—06; HHS Ref. No. E—104—2006/0—AU—03; HHS Ref. No. E—104—2006/0—US—06; HHS Ref. No. E—104—2006/0—EP—05; HHS Ref. No. E—104—2006/0—CA—04;

29.                               HHS Ref. No. E—074—2007/0—US—01;

30.                               HHS Ref. No. E—074—2007/0—PCT—02; and

31.                               HHS Ref. No. E—074—2007/0—US—07; HHS Ref. No. E—074—2007/0—AU—03; HHS Ref. No. E—074—2007/0—EP—05; HHS Ref. No. E—074—2007/0—CA—04; HHS Ref. No. E—074—2007/0—JP—06.

Group II—Nonexclusive Licensed Patent Rights

1.                                      HHS Ref. No. E—256—1998/0—US—01;

2.                                      HHS Ref. No. E—256—1998/0—PCT—02;

3.                                      HHS Ref. No. E—256—1998/0,1;

4.                                      HHS Ref. No. E—028—2007/0—US—01;

5.                                      HHS Ref. No. E—028—2007/0—PCT—02;

6.                                      HHS Ref. No. E—028—2007/0;

7.                                      HHS Ref. No. E—134—2007/0—PCT—02;

8.                                      HHS Ref. No. E—134—2007/0;

9.                                      HHS Ref. No. E—135—2007/0—PCT—02;

10.                               HHS Ref. No. E—135—2007/0;

11.                               HHS Ref. No. E—136—200710—PCT—02;

12.                               HHS Ref. No. E—136—2007;

13.                               HHS Ref. No. E—138—2007/0—US—01;

14.                               HHS Ref. No. E—138—2007/0—PCT—02;

1.5.                            HHS Ref. No. E—138—2007;

16.                               HHS Ref. No. E—139—2007/0—US—01;

17.                               HHS Ref. No. E—139—200710—PCT—02; and

18.                               HHS Ref. No. E—139—2007/0.

Separately, the Collaborator applied for and was granted an exclusive commercialization license to NIH technology, HHS Ref. No. E-001-2012.  Per the Collaborator’s request, E-001-2012 was included in the recently executed license L-095-2013 (“Patent License #2”), and it was included via an amendment to the executed license L-127-2011/2, formerly License Application #A-296-2009 (“Patent License”).

9.  The definition of “Test Article” is modified to read as follows:

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“Test Article” means, in accordance with 21 C.F.R. § 50.3(j), any drug (including a biological product), medical device, food additive, color additive, electronic product, or any other article subject to regulation under the Federal Food, Drug, and Cosmetic Act that is intended for administration to humans or animals, including a drug or biologic as identified in the Research Plan and Appendix B, that is used within the scope of the Research Plan.  The Test Article is further characterized below as “Investigational Agent”, “PANVAC”, or “Research Agent”, depending on the regulatory stage of Test Article in the product development process.

Under this Agreement, the Test Article to be studied in clinical trials pursuant to the Research Plan is also referred to as the “Investigational Agent.” The initial Investigational Agent is PANVAC, a vaccine comprised of the combination of (i) CEA-MUC-1/TRICOM in a recombinant vaccinia virus vector and (ii) CEA-MUC-1/TRICOM in a recombinant fowlpox vector.  The CEA-MUC-1 genes each contain the agonist epitope.  CRADA Materials such as collaboratively developed new poxvirus vaccines that are later approved for clinical study by the FDA shall likewise be referred to as Investigational Agent or Test Article.

Under this Agreement, the Test Article to be studied in pre-clinical studies (not in humans) is referred to as the “Research Agent.” The Research Agent is recombinant pox virus based cancer vaccines (non-prostate, ~~non colorectal,~~ non-melanoma) and is also CRADA Materials.  In the event that, during the term of this CRADA, the Parties mutually agree to advance one or more Research Agents to clinical trials in Human Subjects, the Parties will negotiate in good faith appropriate amendments to this CRADA.

For purposes of clarity, the parties agree that the terms “Test Article” and “CRADA Materials” does not include MVA-BN® or any agent proprietary to a third party in a Multi Party study pursuant to Article 8.9.  Test Article as defined above is not CRADA Materials.

10.  Article 3.3 is amended to read as follows:

3.3  Use and Disposition of Collaborator Materials and ICD Materials.  Except as otherwise provided in this Article 3.3, the Parties agree to use Collaborator Materials, Test Articles, and ICD Materials only in accordance with the Research Plan and Protocol(s), not to transfer these materials to third parties except in accordance with the Research Plan and Protocol(s) or as approved by the owning or providing Party, and, upon expiration or earlier termination of the CRADA, to dispose of these materials as directed by the owning or providing Party.

Notwithstanding the foregoing upon conclusion of the clinical studies enumerated under BB-MF 11139, within thirty (30) days following the Effective Date, ICD will execute a Notification of Change in Sponsorship, related FDA 1571 Forms, and any other documents required by law to transfer to Collaborator sponsorship of

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the following for the clinical development and commercialization of Licensed Products and Licensed Processes in the Licensed Field of Use, as those terms are defined in the Patent License Agreement — Exclusive License between PHS and Collaborator (HHS Ref. No. A-296-2009) executed contemporaneously with this CRADA (the “Patent License”):

1.  BB-MF 11139

In the event of the termination of the Patent License prior to the expiration of its term, Collaborator will execute a Notification of Change in Sponsorship, related FDA 1571 Forms, and any other documents required by law to transfer to ICD sponsorship of BB-MF 11139 if Collaborator has acquired sponsorship.

Further notwithstanding the foregoing, ICD hereby grants to Collaborator (and its Affiliates, sublicensees and contractors), and Collaborator accepts a non-exclusive, worldwide, royalty-free license in and to the PANVAC Materials (as defined below) to research, develop, make, have made, and use the PANVAC Materials.  The foregoing license specifically excludes use of the same for (1) non-solid tumor cancer indications that comprise hematological cancers, (2) melanoma ~~and colorectal cancer~~, and (3) vaccine immunotherapies which make use of canary poxvirus vectors, NYVAC (a high attenuated vaccinia strain of virus), non-viral eukaryotic expression vectors and recombinant yeast vectors.

The foregoing license shall not include the right to distribute or sell the PANVAC Materials alone to any third party (except for permitted distribution to Affiliates, sub-licensees and contractors) and shall terminate in the event of the termination of the Patent License prior to the expiration of its term.  For the avoidance of doubt, the restriction on the distribution/sale of PANVAC Materials alone does not apply to the development and commercialization of vaccines used in the treatment of breast, lung, ovary, liver, gastric system, bladder, kidney, prostate or pancreatic cancer, or Licensed Products or Licensed Processes where PANVAC Materials are used in combination with Collaborator Materials.  Upon expiration of the Patent License, on a country-by-country basis, the license provided in this paragraph shall be irrevocable.  The foregoing license is predicated on the execution of the Patent License currently under negotiation between Collaborator and NIH (HHS Ref. No. A-296-2009).

In addition, until the expiration or earlier termination of this CRADA, ICD shall not transfer any aliquots of the PANVAC seed banks, aliquots of PANVAC master cell cultures, or any information specific to PANVAC to any third party, except for research purposes in accordance with the Research Plan and related protocols.  This prohibition applies only to the fields of use of PANVAC enumerated under this CRADA.  The Parties acknowledge that ICD can share with third parties poxvirus manufacturing know-how in the possession of ICD at the initiation of the CRADA.

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On and after the expiration or earlier termination of this CRADA and until the expiration or earlier termination of the Patent License, any transfer by ICD to a third party of any aliquots of the PANVAC seed banks, aliquots of PANVAC master cell cultures, or any information specific to PANVAC shall be for research purposes only.  This prohibition applies only to the fields of use of PANVAC enumerated under this CRADA. ICD will insure that any transferee is informed of and agrees to the foregoing restrictions.  For purposes of this paragraph, the PANVAC seed banks, PANVAC master cell cultures or information specific to PANVAC means those materials and information referred to in Appendix B at items 2, 3, 4, 5 6(a) — (d)) and 7(d), with the exclusion of poxvirus manufacturing know-how, in each case under the heading “Materials/Equipment Contributions.”

The Parties acknowledge that there may be materials or information related to PANVAC in addition to that listed in Appendix B which is necessary or useful for the research, development or commercialization of Licensed Products or Licensed Processes.  In that event, upon request of Collaborator, ICD and Collaborator will work together in good faith to provide such materials or information or access thereto to Collaborator, including executing documents of authorization or permission, and such additional materials or information shall be deemed to be PANVAC Materials hereunder.

For purposes of clarity and avoidance of disputes, the rights granted herein to the INDs and the PANVAC Materials shall not terminate upon the expiration or earlier termination of this CRADA.

“PANVAC Materials” means the materials and information listed in Appendix B, Materials/Equipment Contributions, sections 2 through 7 as those sections describe ICD Materials being supplied under the CRADA.

Promptly following the Effective Date, the Parties will work diligently to transfer the PANVAC Materials to Collaborator.

11.  Article 7.8 is deleted in its entirety.

12.  Article 8.8.1 is modified to read as follows:

Subject to the other provisions of Article 8 of this CRADA, ICD will maintain, to the extent permitted by law, all CRADA Data in its possession and control in confidence and make CRADA Data available to Collaborator for its own use for any purpose consistent with this CRADA, ~~and~~ Collaborator’s Patent License, Collaborator’s Patent License #2, and for exclusive use in obtaining regulatory approval for the commercial marketing of Test Article(s) and related CRADA Subject Inventions.  Similarly, ICD will also maintain, to the extent permitted by law, all data generated in non-clinical studies that are in its possession and control in confidence and make them available to Collaborator for its own use for any purpose consistent with this CRADA, ~~and~~ Collaborator’s Patent License,

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***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Collaborator’s Patent License #2, and for use in obtaining regulatory approval for the commercial marketing of Test Articles and related CRADA Subject Inventions.  Collaborator will not publish any such data provided under the CRADA without NCI’s permission.  Accordingly, said data shall not be transferable by Collaborator to any third party, except to Collaborator Affiliates and development partners, without the written permission of the NCI.  Following NCI’s permission, the third party shall enter into a Confidential Disclosure Agreement with the NCI and Collaborator, if requested by NCI, before any data can be transferred.  The Parties agree that the forgoing restrictions on publication do not apply to data submitted in connection with any regulatory filing by Collaborator.

13.  Article 10.5 is modified to read as follows:

10.5                        New Commitments.  ~~Neither Party will incur new expenses related to this CRADA after expiration, mutual termination, or a notice of a unilateral termination and will, to the extent feasible, cancel all outstanding commitments and contracts by the termination date.~~  Collaborator acknowledges that IC will have the authority to retain and expend any funds for up to [***] subsequent to the expiration or termination date to cover any unpaid costs obligated during the term of the CRADA in undertaking the research and development activities set forth in the Research Plan and for ongoing CRADA-related expenses that arise after the expiration or termination date, such as vaccine stability testing, managing or analyzing CRADA Data and CRADA Materials, continuing ongoing clinical trials, and conducting follow-up observations of Human Subjects treated under the CRADA, such that the authority to make these expenditures will survive the CRADA.

ACCEPTED AND AGREED TO:

For the National Cancer Institute

[***]	12/13/13
[***]	Date
Deputy Director for Clinical and Translational
Research, NCI

For Collaborator:

[***]	10 JAN 2013
[***]	Date
Executive Vice President and Division President, Cancer Vaccines

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